      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                     FORM 10


 GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                              VORNADO REALTY L. P.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




                  Delaware                                       22-3506990
------------------------------------------------          ----------------------
        (State or other jurisdiction of                       (I.R.S. Employer
         incorporation or organization)                   Identification Number)


Park 80 West, Plaza II, Saddle Brook, New Jersey                 07663
------------------------------------------------          ----------------------
   (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number including area code:      (201) 587-1000
                                                  ------------------------------



           Securities registered pursuant to Section 12(b) of the Act:


    Title of Each Class          Name of Each Exchange on Which Registered
    -------------------          -----------------------------------------

       Not Applicable                         Not Applicable



           Securities registered pursuant to Section 12(g) of the Act

                      Units of Limited Partnership Interest

                                Table of Contents


Item                                                                      Page
----                                                                      ----

1.       Business                                                            3

2.       Financial Information                                               8

3.       Properties                                                         17

4.       Security Ownership of Certain Beneficial Owners and
         Management                                                         22

5.       Directors and Executive officers                                   22

6.       Executive Compensation                                             23

7.       Certain Relationships and Related Transactions                     23

8.       Legal Proceedings                                                  23

9.       Market Price of and Distributions on the Registrant's Common
         Equity and Related Security Holder Matters                         23

10.      Recent Sales of Unregistered Securities                            23

11.      Description of Registrant's Securities to be Registered            23

12.      Indemnification of Directors and Officers                          32

13.      Financial Statements and Supplementary Data                        33

14.      Changes in and Disagreements with Accountants on Accounting
         and Financial Disclosure                                           33

15.      Financial Statements and Exhibits                                  33

                                     PART I


ITEM 1.           BUSINESS

                  GENERAL

                  Vornado Realty L.P. (including the operations of Vornado Realty Trust prior to the conversion described below, the "Operating Partnership") is a Delaware limited partnership. It commenced operations on April 15, 1997, when Vornado Realty Trust ("Vornado")1, a real estate investment trust ("REIT"), converted to an Umbrella Partnership REIT (UPREIT) by transferring all or substantially all of the interests in its properties and other assets to the Operating Partnership, of which Vornado is the sole general partner. As a result of such conversion (referred to herein as the "Consolidation"), Vornado's activities are conducted through the Operating Partnership.

                  The Operating Partnership owns, leases, develops, redevelops and manages retail, office and industrial properties primarily located in the Northeast and Midatlantic regions of the United States. It currently owns (i) fifty-eight shopping center properties in seven states and Puerto Rico, containing 10.5 million square feet; (ii) all or portions of nine office building properties in the New York City metropolitan area (primarily in Manhattan) containing 4.2 million square feet; (iii) eight warehouse/industrial properties in New Jersey containing 2.0 million square feet; and (iv) approximately 29.3% of the common stock of Alexander's, Inc., a Delaware corporation ("Alexander's"), which has nine properties in the New York City metropolitan area.

                  RECENT ACQUISITIONS

                  Simultaneously with the formation of the Operating Partnership, Vornado consummated the acquisition of interests in all or a portion of seven Manhattan office buildings (the "Mendik Properties") and certain management and leasing assets held by the Mendik Group (Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them) and certain of its affiliates (the "Mendik Transaction"), which will be operated as the Mendik Division. The consideration for the Mendik Transaction was approximately $656 million, including $264 million in cash, $177 million in limited partnership units of the Operating Partnership and $215 million in indebtedness. Vornado financed the cash portion of the Mendik Transaction by means of a public offering of Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share.

                  In addition, on April 15, 1997, the Operating Partnership entered into a Credit Agreement with Union Bank of Switzerland pursuant to which the Operating Partnership borrowed $400,000,000. The loan bears interest at the rate of LIBOR plus .625% (6.31% at April 15, 1997) and matures, assuming exercise of extension options, on April 14, 1998.

                  On April 18, 1997, the Operating Partnership acquired The Montehiedra Town Center located in San Juan, Puerto Rico, from Kmart Corporation ("Kmart") for approximately $74,000,000, of which $63,000,000 is newly-issued ten year indebtedness. The Montehiedra shopping center, which opened in 1994,

--------
1   The Operating Partnership has filed certain portions of the following documents of Vornado Realty Trust as Exhibits to this Form 10:

       a)       Annual Report on Form 10-K for the year ended
                December 31, 1996;

       b)       Quarterly Report on Form 10-Q for the period ended
                March 31, 1997;

       c)       Notice of 1997 Annual Meeting of Shareholders and
                Proxy Statement; and

       d) Current Report on Form 8-K, dated March 12, 1997, as amended by the Form 8-K/A, dated March 12, 1997.

         Information concerning Vornado Realty Trust set forth in this Form 10 is derived from the foregoing documents.

contains 525,000 square feet, including a 135,000 square foot Kmart store. In addition, the Operating Partnership agreed to acquire Kmart's 50% interest in the Caguas Centrum Shopping Center, which is currently under construction, located in Caguas, Puerto Rico. This acquisition is expected to close in 1998.

                  Further, on May 7, 1997, the Operating Partnership acquired a mortgage loan from a consortium of banks secured by a mortgage on the office building located at 90 Park Avenue, New York, New York. The purchase price of the mortgage loan was approximately $185,000,000. The mortgage loan, which is in default, has a face value of $193,000,000.

                  SHOPPING CENTERS

                  The Operating Partnership's shopping centers are generally located on major regional highways in mature densely populated areas. The Operating Partnership believes its shopping centers attract consumers from a regional, rather than a neighborhood, marketplace because of their location on regional highways and the high percentage of square feet dedicated to large stores. These shopping centers accounted for 92% of rental revenue for the years ended December 31, 1996 and 1995 and 44% of rental revenue on a pro forma basis for the recent acquisitions for the year ended December 31, 1996. The occupancy rate of the shopping center properties was 91% and 90% as of April 1, 1997 and 1996, respectively, and has been over 90% in each of the past five years.

                  As of March 31, 1997, approximately 80% of the square footage of the shopping centers was leased to large stores (over 20,000 square feet) and over 93% was leased to tenants whose businesses are national or regional in scope. The Operating Partnership's large tenants include destination retailers such as discount department stores, supermarkets, home improvements stores, discount apparel stores, membership warehouse clubs and "category killers." Category killers are large stores which offer a complete selection of a category of items (e.g., toys, office supplies, etc.) at low prices, often in a warehouse format. The Operating Partnership's large store tenants typically offer basic consumer necessities such as food, health and beauty aids, moderately priced clothing, building materials and home improvement supplies, and compete primarily on the basis of price. The Operating Partnership believes that this tenant mix mitigates the effects on its properties of adverse changes in general economic conditions. Substantially all of the Operating Partnership's large store leases are long-term with fixed base rents and provide for step-ups in rent typically occurring every five years.

                  In addition, the Operating Partnership's leases generally provide for additional rents based on a percentage of tenants' sales. Of the Operating Partnership's $87,424,000 of rental revenue in 1996, base rents accounted for approximately 99% and percentage rents accounted for approximately 1%. The leases generally pass through to tenants the tenant's share of all common area charges (including roof and structure, unless it is the tenant's direct responsibility), real estate taxes and insurance costs and certain capital expenditures. As of March 31, 1997, the annual rent per square foot for the shopping centers was $9.51.

                  From 1992 through 1996, property rentals from shopping centers were $56,900,000, $61,900,000, $64,700,000, $74,300,000 and $80,000,000,
respectively. At March 31, 1997, no single shopping center property accounted for more than 5.8% of the total leasable area of the Operating Partnership's shopping center properties or more than 9.3% of property rentals for such shopping center properties.

                  OFFICE PROPERTIES

                  The Operating Partnership's office properties are located in the New York City metropolitan area (primarily in Manhattan) and are primarily managed and leased by its Mendik Division. The properties are centrally located, professionally managed and maintained, attract high-quality tenants, and are modern structures or have been modernized to successfully compete with newer buildings.

                  Of the nine properties, five were constructed in the 1960s, one was constructed in the 1950s, one was constructed in the 1930s and two were constructed in the 1920s. In 1988, the Mendik Division initiated an extensive renovation program in order to retain tenants and assure the continued competitiveness of these properties. Approximately $85 million was expended at the properties (excluding the redevelopment costs associated with 570 Lexington Avenue) for building improvements and equipment upgrades (excluding the costs of tenant improvements). As a result of this recently completed renovation program, the Operating Partnership believes that the properties have state-of-the-art infrastructure and are well positioned to compete with other Class A office properties in their respective submarkets.

                  The office properties currently are leased to over 375 tenants, which are engaged in a variety of businesses, including financial services, investment banking, publishing, computer technology, health care services, accounting and law. The average lease term of a tenant's lease is eleven years. Leases typically provide for step-ups in rent periodically over the term of the lease and pass through to tenants the tenant's share of increases in real estate taxes and operating expenses for a building over a base year. Electricity is provided to tenants on a submetered basis or rent inclusion basis. Leases also typically provide for tenant improvement allowances for all or a portion of the tenant's initial construction of its premises. At March 31, 1997, no single tenant accounted for more than 5% of the Operating Partnership's total leasable office property square footage.

                  Office properties accounted for 52% of the pro forma rental revenue for the year ended December 31, 1996. The occupancy rate of the properties was 92% as of April 1, 1997. As of March 31, 1997, the annual rent per square foot for the office properties was $28.49. In addition to managing the Operating Partnership's office buildings, the Mendik Division manages other properties in the New York City Metropolitan area which contain approximately 5,600,000 of rentable square feet.

                  MAJOR TENANTS

                  Only one of the Operating Partnership's tenants, Bradlees, represented more than 3% of pro forma revenues for the year ended December 31, 1996. Bradlees accounted for 10.5% of total pro forma property rentals.

                  In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Operating Partnership currently leases 17 locations to Bradlees. Of these locations, 14 are fully guaranteed by Stop & Shop Companies, Inc. ("Stop & Shop"), a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent.

                  RELATIONSHIP WITH ALEXANDER'S

                  The Operating Partnership owns 29.3% of the common stock of Alexander's. (See "Interstate Properties" for a description of Interstate Properties' ownership of Vornado and Alexander's.) In addition, the Operating Partnership lent Alexander's $45,000,000.

                  Alexander's has nine properties (where its department stores were formerly located) consisting of:

         Operating properties:

         (i)      the Rego Park I property located in Queens, New York;

         (ii) a 50% interest in the 427,000 square feet of mall stores at the Kings Plaza Shopping Center (the "Kings Plaza Mall") located in Brooklyn, New York;

         (iii)    the Fordham Road property located in the Bronx, New York;

         (iv)     the Flushing property located in Flushing, New York; and

         (v)      the Third Avenue property located in the Bronx, New York.

         The occupancy rate of Alexander's operating properties was 73% as of April 1, 1997.

         Non-operating properties to be redeveloped:

         (vi) the Lexington Avenue property which comprises the entire square block bounded by Lexington Avenue, East 59th Street, Third Avenue and East 58th Street in Manhattan, New York. This Property is owned by a limited partnership in which Alexander's is the general partner and owns approximately 92% of the limited partnership interests. Alexander's redevelopment plans include razing the existing building and developing a large, multi-use building, requiring capital expenditures in excess of $300 million. No development decisions have been finalized;

         (vii) the Paramus property which consists of 39.3 acres of land, including its former store building, located at the intersection of Routes 4 and 17 in Paramus, New Jersey. Approximately 9 acres located on the property's periphery are subject to condemnation by the State of New Jersey. Alexander's and the New Jersey Department of Transportation (the "DOT") are negotiating an agreement, pursuant to which the DOT will pay approximately $14.7 million for the acreage subject to condemnation and grant Alexander's the right to develop up to 550,000 square feet on the remaining acreage. The agreement with the DOT is subject to negotiation of final documentation and to certain municipal approvals. Alexander's is considering razing the existing building and developing a two or three level shopping center on the site. The estimated total cost of such redevelopment is between $60 million and $70 million. No development decisions have been finalized;

         (viii) the Kings Plaza Store, a 339,000 square foot anchor store, which is one of the two anchor stores at the Kings Plaza Mall Shopping Center. In January 1997, Sears leased 289,000 square feet at this location for use as a full-line department store expected to open in the last quarter of 1997; and

         (ix) Rego Park II, comprising one and one-half blocks of vacant land adjacent to the Rego Park I location.

                  The Operating Partnership expects to provide a portion of the financing required for Alexander's redevelopment projects. None of the redevelopment plans for the non-operating properties above have been finalized. See Item 3. "Properties - Alexander's".

                  Property rentals from Caldor, which filed for relief under Chapter 11 of the United States Bankruptcy Code in September 1995, represented approximately 36% of the Alexander's consolidated revenues for the three months ended March 31, 1997 and the year ended December 31, 1996. In June 1997, Caldor rejected its Fordham Road lease. Alexander's will file a claim for damages based on such rejection. The annual base rental under this lease was $3,537,000 (approximately 19% of Alexander's consolidated revenues). The loss of property rental payments under the Caldor leases (for the Flushing and Fordham Road Properties) could have a material adverse effect on the financial condition and results of operations of Alexander's.

                  The Operating Partnership manages, develops and leases the Alexander's properties under a management and development agreement (the "Management Agreement") and a leasing agreement (the "Leasing Agreement") pursuant to which the Operating Partnership receives annual fees from Alexander's.

                  Alexander's common stock is listed on the New York Stock Exchange under the symbol "ALX".

                  Interstate Properties

                  As of March 31, 1997, Interstate Properties owned 21.9% of the common shares of beneficial interest (assuming the conversion of all Operating Partnership units) of Vornado and 27.1% of Alexander's common stock. Interstate Properties is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are partners. Mr. Roth is the Chairman of the Board and Chief Executive Officer of the Company, the Managing General Partner of Interstate Properties, and the Chief Executive Officer and a director of Alexander's. Messrs. Mandelbaum and Wight are trustees of Vornado and are also directors of Alexander's. Effective March 2, 1995, for a three-year period, the Operating Partnership and Interstate Properties agreed not to own in excess of two-thirds of Alexander's common stock or enter into certain other transactions with Alexander's, without the consent of the independent directors of Alexander's.

                  COMPETITION

                  The leasing of real estate is highly competitive. The principal means of competition are rent charged, location, services provided and the nature and condition of the facility to be leased. The Operating Partnership directly competes with all lessors and developers of similar space in the areas in which its properties are located. Demand for retail space has been impacted by the recent bankruptcy of a number of retail companies and a general trend toward consolidation in the retail industry which could adversely affect the ability of the Operating Partnership to attract or retain tenants.

                  ENVIRONMENTAL REGULATIONS

                  Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other Federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks are also regulated by Federal and state laws. In connection with the ownership, operation and management of its properties, the Operating Partnership could be held liable for the costs of remedial action with respect to such regulated substances or tanks or related claims.

                  Each of the Operating Partnership's properties has been subjected to varying degrees of environmental assessment, which generally did not include soil sampling or subsurface investigations, at various times. The environmental assessments did not reveal any environmental condition or liability that the Operating Partnership believes will have a material adverse effect on the Operating Partnership's business, assets or results of operation. However, there can be no assurance that the identification of new areas of contamination, change in the extent or known scope of contamination, the discovery of additional sites, or changes in cleanup requirements would not result in significant costs to the Operating Partnership.

                  EMPLOYEES

                  The Operating Partnership has 135 employees.

                  SEGMENT DATA

                  The Operating Partnership operates in one business segment - real estate. The Operating Partnership engages in no foreign operations.

                  The Operating Partnership's principal executive offices are located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663; telephone
(201) 587-1000. The Mendik Division is located at 330 Madison Avenue, New York City, New York 10017; telephone (212) 557-1100.

ITEM 2.     SELECTED CONSOLIDATED FINANCIAL DATA

                                                                                 Vornado Realty Trust
                                                       Pro forma                    (Predecessor)                     Pro forma
                                                          3 Mos.                     Three Months                          Year
                                                           Ended                    Ended March 31,                       Ended
                                                       March 31,         ---------------------------------             Dec. 31,
                                                            1997 (1)             1997                 1996                 1996 (1)
-----------------------------------------------------------------------------------------------------------------------------------
Operating Data                                                         (in thousands, except unit and per unit amounts)
  Revenues:
    Property rentals                                $     42,391         $     22,467         $     21,337         $    181,712
    Expense reimbursements                                 8,948                6,210                6,881               40,195
    Other income                                             620                  620                  392                2,819
-----------------------------------------------------------------------------------------------------------------------------------

  Total Revenues                                          51,959               29,297               28,610              224,726
-----------------------------------------------------------------------------------------------------------------------------------

  Expenses:
   Operating                                              19,789                8,507                8,914               83,180
   Depreciation and amortization                           8,977                2,967                2,835               35,559
   General and administrative                              2,113                1,845                1,189                8,162
   Amortization of officer's deferred
    compensation expense                                   6,249                6,249                   --                2,083

   Costs incurred in connection with the merger
    Vornado, Inc. into Vornado Realty Trust                   --                   --                   --                   --
   Cost incurred upon exercise of a stock option
    by an officer and subsequent repurchase of
    a portion of the shares                                   --                   --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------

  Total Expenses                                          37,128               19,568               12,938              128,984
-----------------------------------------------------------------------------------------------------------------------------------

  Operating income                                        14,831                9,729               15,672               95,742
  Income (loss) applicable to Alexander's:
    Equity in income (loss)                                  (61)                 (61)                (136)               1,679
    Depreciation                                            (150)                (150)                (157)                (571)
    Interest income on loan                                1,616                1,616                1,802                6,848
  Equity in net income of
    Management Companies                                     729                   --                   --                3,326
  Equity in net income of investees                          667                  217                1,141                3,418
  Interest income on mortgage note receivable                612                  612                  594                2,579
  Interest and dividend income                             2,561                1,518                  871                5,667
  Interest and debt expense                               (7,413)              (4,078)              (4,223)             (31,708)
  Net gain on marketable securities                          287                  287                  358                  913
-----------------------------------------------------------------------------------------------------------------------------------

  Income before income taxes                              13,679                9,690               15,922               87,893
  Provision (benefit) for income taxes                        --                   --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------

  Net income                                              13,679                9,690               15,922               87,893
  Preferred unit distributions                            (4,950)                  --                   --              (19,800)
  Preferential allocations                                (2,593)                  --                   --              (10,372)
-----------------------------------------------------------------------------------------------------------------------------------

  Net income applicable to Class A units            $      6,136         $      9,690         $     15,922         $     57,721
-----------------------------------------------------------------------------------------------------------------------------------


  Weighted average number
   of Class A units                                   26,549,698           26,549,698           24,464,478           24,603,442
  Net income per Class A units                      $        .23         $        .36         $        .65         $       2.35
  Cash distributions declared
   per Class A Unit                                 $        .64         $        .64         $        .61         $       2.44
* Does not include special distribution
   of $3.36 per unit of accumulated
   earnings and profits paid in June 1993
Balance Sheet Data
  As at:
  Total assets                                      $  1,194,580         $    561,485         $    471,742         $  1,198,460
  Real estate, at cost                                 1,140,683              397,663              383,975            1,144,069
  Accumulated depreciation                               324,627              154,016              142,328              319,437
  Debt                                                   398,651              232,197              243,178              399,322
  Partnership equity (deficit)                           722,191              269,262              196,083              729,186
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                Vornado Realty Trust
                                                                                   (Predecessor)
                                                                               Year Ended December 31,
                                                  -------------------------------------------------------------------------

                                                          1996           1995           1994           1993            1992
---------------------------------------------------------------------------------------------------------------------------
Operating Data                                                   (in thousands, except unit and per unit amounts)
  Revenues:
    Property rentals                              $     87,424   $     80,429   $     70,755   $     67,213    $     63,186
    Expense reimbursements                              26,644         24,091         21,784         19,839          17,898
    Other income                                         2,819          4,198          1,459          1,738             913
---------------------------------------------------------------------------------------------------------------------------

  Total Revenues                                       116,887        108,718         93,998         88,790          81,997
---------------------------------------------------------------------------------------------------------------------------

  Expenses:
   Operating                                            36,412         32,282         30,223         27,994          27,587
   Depreciation and amortization                        11,589         10,790          9,963          9,392           9,309
   General and administrative                            5,167          6,687          6,495          5,890           4,612
   Amortization of officer's deferred
    compensation expense                                 2,083             --             --             --              --

   Costs incurred in connection with the merger
    Vornado, Inc. into Vornado Realty Trust                 --             --             --            856              --
   Cost incurred upon exercise of a stock option
    by an officer and subsequent repurchase of
    a portion of the shares                                 --             --             --             --          15,650
---------------------------------------------------------------------------------------------------------------------------

  Total Expenses                                        55,251         49,759         46,681         44,132          57,158
---------------------------------------------------------------------------------------------------------------------------

  Operating income                                      61,636         58,959         47,317         44,658          24,839
  Income (loss) applicable to Alexander's:
    Equity in income (loss)                              1,679         (1,972)            --             --              --
    Depreciation                                          (571)          (417)            --             --              --
    Interest income on loan                              6,848          6,343             --             --              --
  Equity in net income of
    Management Companies                                 1,855            788             --             --              --
  Equity in net income of investees                         --             --             --             --              --
  Interest income on mortgage note receivable            2,579             --             --             --              --
  Interest and dividend income                           3,151          5,439          7,489         11,620           8,555
  Interest and debt expense                            (16,726)       (16,426)       (14,209)       (31,155)        (33,910)
  Net gain on marketable securities                        913            294            643            263           2,779
---------------------------------------------------------------------------------------------------------------------------

  Income before income taxes                            61,364         53,008         41,240         25,386           2,263
  Provision (benefit) for income taxes                      --             --             --         (6,369)          1,080
---------------------------------------------------------------------------------------------------------------------------

  Net income                                            61,364         53,008         41,240         31,755           1,183
  Preferred unit distributions                              --             --             --             --              --
  Preferential allocations                                  --             --             --             --              --
---------------------------------------------------------------------------------------------------------------------------

  Net income applicable to Class A units          $     61,364   $     53,008   $     41,240   $     31,755    $      1,183
---------------------------------------------------------------------------------------------------------------------------


  Weighted average number
   of Class A units                                 24,603,442     23,579,669     21,853,720     19,790,448      16,559,330
  Net income per Class A units                    $       2.49   $       2.25   $       1.89   $       1.60    $        .07
  Cash distributions declared
   per Class A Unit                               $       2.44   $       2.24   $       2.00   $       1.50*   $       1.15
* Does not include special distribution
   of $3.36 per unit of accumulated
   earnings and profits paid in June 1993
Balance Sheet Data
  As at:
  Total assets                                    $    565,204   $    491,496   $    393,538   $    385,830    $    420,616
  Real estate, at cost                                 397,298        382,476        365,832        340,415         314,651
  Accumulated depreciation                             151,049        139,495        128,705        118,742         111,142
  Debt                                                 232,387        233,353        234,160        235,037         341,701
  Partnership equity (deficit)                         276,257        194,274        116,688        115,737          (3,242)
---------------------------------------------------------------------------------------------------------------------------

                                                    Pro forma           Vornado Realty Trust           Pro forma
                                                       3 Mos.            (Predecessor) Three                Year
                                                        Ended           Months Ended March 31,             Ended
                                                    March 31,         -------------------------          Dec. 31,
                                                         1997 (1)         1997             1996              1996 (1)
---------------------------------------------------------------------------------------------------------------------
Operating Data                                            (in thousands, except unit and per unit amounts)
Other Data Funds from operations (2):
      Net income applicable to Class A units        $   6,136         $  9,690         $ 15,922         $  57,721
      Depreciation and amortization
        of real property                                8,870            2,681            2,612            34,553
      Straight-lining of rental income                 (2,696)            (669)            (642)          (11,530)
      Leasing fees received in excess
        of income recognized                              454              454              514             1,805
      Losses/(gains) on sale of
        securities available for sale                      --               --               --                --
      Proportionate share of adjustments
        to income from equity investments
        to arrive at funds from operations                368               74               10                17
      Costs incurred in connection
        with the merger/upon exercise of
        a stock option                                     --               --               --                --

---------------------------------------------------------------------------------------------------------------------
    Funds from operations                           $  13,132         $ 12,230         $ 18,416         $  82,566
---------------------------------------------------------------------------------------------------------------------


    Cash flow provided by (used in):
     Operating activities                           $  20,561         $ 19,753         $ 18,202         $ 109,377


     Investing activities                           $(334,573)        $   (283)        $ 22,691         $(321,988)


     Financing activities                           $ 269,690         $(16,739)        $(34,348)        $ 243,457

---------------------------------------------------------------------------------------------------------------------

                                                                                   Vornado Realty Trust
                                                                                       (Predecessor)
                                                                                  Year Ended December 31,
                                                    -----------------------------------------------------------------------------
                                                        1996              1995             1994             1993             1992
---------------------------------------------------------------------------------------------------------------------------------
Operating Data                                                   (in thousands, except share and per share amounts)
Other Data Funds from operations (2):
      Net income applicable to Class A units        $ 61,364         $  53,008         $ 41,240         $ 25,386         $  2,263
      Depreciation and amortization
        of real property                              10,583            10,019            9,192            8,842            8,778
      Straight-lining of rental income                (2,676)           (2,569)          (2,181)          (2,200)          (2,200)
      Leasing fees received in excess
        of income recognized                           1,805             1,052               --               --               --
      Losses/(gains) on sale of
        securities available for sale                     --               360              (51)            (263)            (846)
      Proportionate share of adjustments
        to income from equity investments
        to arrive at funds from operations            (1,760)              539               --               --               --
      Costs incurred in connection
        with the merger/upon exercise of
        a stock option                                    --                --               --              856           15,650

---------------------------------------------------------------------------------------------------------------------------------
    Funds from operations                           $ 69,316         $  62,409         $ 48,200         $ 32,621         $ 23,645
---------------------------------------------------------------------------------------------------------------------------------


    Cash flow provided by (used in):
     Operating activities                           $ 70,703         $  62,882         $ 46,948         $ 27,725         $ 17,607


     Investing activities                           $ 14,912         $(103,891)        $(15,434)        $  1,350         $ 14,800


     Financing activities                           $(15,046)        $  36,577         $(32,074)        $(56,433)        $  4,384

---------------------------------------------------------------------------------------------------------------------------------

----------
(1) The unaudited condensed consolidated pro forma financial information set forth above presents (i) the condensed consolidated pro forma statement of income for the Operating Partnership for the three months ended March 31, 1997 and for the year ended December 31, 1996 as if the Mendik Transaction and certain related transactions were consummated and the offering by Vornado of Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the "Offering") and the use of proceeds therefrom had occurred on January 1, 1997 and 1996, respectively and (ii) the condensed consolidated pro forma balance sheet information of the Operating Partnership as of March 31, 1997 and December 31, 1996 as if the Mendik Transaction and certain related transactions were consummated and the Offering and the use of proceeds therefrom had occurred on March 31, 1997 and December 31, 1996.

         The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had the Mendik Transaction and related transactions been consummated and had the Offering and the use of proceeds therefrom occurred on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period. The results of operations for the period ended March 31, 1997 are not necessarily indicative of the operating results for the full year.

         The unaudited condensed consolidated pro forma financial information should be read in conjunction with Vornado's Consolidated Financial Statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the period ended March 31, 1997 and the financial statements of the significant entities involved in the Mendik Transaction included in Vornado's Current Report on Form 8-K, dated March 12, 1997, as amended by the Current Report on Form 8-K/A, dated March 12, 1997; copies of such financial statements and notes thereto are filed as exhibits hereto and are incorporated herein by reference. In management's opinion, all adjustments necessary to reflect the Mendik Transaction and the related transactions and the Offering and the use of proceeds therefrom have been made.


(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's definition of funds from operations does not conform to the NAREIT definition because the Company deducts the effect of the straight-lining of property rentals for rent escalations.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED
MARCH 31, 1997 AND 1996

                  The Operating Partnership's revenues, which consist of property rentals, tenant expense reimbursements and other income were $29,297,000 in the quarter ended March 31, 1997, compared to $28,610,000 in the prior year's quarter, an increase of $687,000 or 2.4%.

                  Property rentals were $22,467,000 in the quarter ended March 31, 1997, compared to $21,337,000 in the prior year's quarter, an increase of $1,130,000 or 5.3%. Of this increase (i) $569,000 resulted from property rentals received from new tenants in excess of property rentals lost from vacating tenants, (ii) $285,000 resulted from the Operating Partnership's purchase of an office building in June 1996 and (iii) $276,000 resulted from step-ups in leases which are not subject to the straight-line method of revenue recognition.

                  Tenant expense reimbursements were $6,210,000 in the quarter ended March 31, 1997, compared to $6,881,000 in the prior year's quarter, a decrease of $671,000. This decrease primarily reflects a corresponding decrease in operating expenses passed through to tenants.

                  Operating expenses were $8,507,000 in the quarter ended March 31, 1997, as compared to $8,914,000 in the prior year's quarter, a decrease of $407,000. This decrease resulted primarily from lower snow removal costs partially offset by higher real estate taxes.

                  Depreciation and amortization expense for the three months ended March 31, 1997 did not change significantly from such expense for the prior year's period.

                  General and administrative expenses were $1,845,000 in the quarter ended March 31, 1997, compared to $1,189,000 in the prior year's quarter, an increase of $656,000. This increase resulted primarily from cash compensation attributable to the employment of Vornado's President.

                  The Operating Partnership recognized an expense of $6,249,000 in the quarter ended March 31, 1997 representing one-quarter of the amortization of the $25,000,000 deferred payment due to Vornado's President. The balance of the deferred payment will be amortized in 1997.

                  Income applicable to Alexander's (loan interest income, equity in loss and depreciation) was $1,405,000 in the three months ended March 31, 1997, compared to $1,509,000 in the prior year's quarter, a decrease of $104,000.

                  Income from investment in and advances to Vornado Management Corp. ("VMC") was $217,000 for the three months ended March 31, 1997 as compared to $1,141,000 in the prior year's quarter. Income from investment in and advances to VMC for the three months ended March 31, 1996 reflected additional fee income of $794,000 earned by VMC relating to the substantial completion of the redevelopment of Alexander's Rego Park I property.

                  Investment income (interest income on mortgage note receivable, interest and dividend income and net gains on marketable securities) was $2,417,000 for the quarter ended March 31, 1997, compared to $1,823,000 in the prior year's quarter, an increase of $594,000 or 33%. This increase resulted from income earned on the proceeds from the December 1996 public stock offering.

                  Interest and debt expense for the three months ended March 31, 1997 did not change significantly from such expense for the prior year's period.

RESULTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 1996 AND DECEMBER 31, 1995

                  The Operating Partnership's revenues, which consist of property rentals, tenant expense reimbursements and other income, were $116,887,000 in 1996, compared to $108,718,000 in 1995, an increase of

$8,169,000 or 7.5%. Property rentals from shopping centers were $80,001,000 in 1996, compared to $74,255,000 in 1995, an increase of $5,746,000 or 7.7%. Of this increase, (i) $3,800,000 resulted from rental step-ups in existing tenant leases which are not subject to the straight-line method of revenue recognition and (ii) $2,000,000 resulted from expansions and an acquisition. Property rentals received from new tenants were approximately the same as property rentals lost from vacating tenants. Percentage rent included in property rentals was $936,000 in 1996, compared to $959,000 in 1995.

                  Property rentals from the remainder of the portfolio were $7,423,000 in 1996, compared to $6,174,000 in 1995, an increase of $1,249,000 or
20.2%. Of this increase, $650,000 resulted from the purchase of an office building in June 1996.

                  Tenant expense reimbursements were $26,644,000 in 1996, compared to $24,091,000 in 1995, an increase of $2,553,000. This increase reflects a corresponding increase in operating expenses passed through to tenants.

                  Other income was $2,819,000 in 1996, compared to $4,198,000 in 1995, a decrease of $1,379,000. This decrease resulted primarily from (i) including management and development fee income from Alexander's in "Income from investment in and advances to Vornado Management Corp." rather than in "Other income" for a full year in 1996, compared to six months in 1995 and (ii) the recognition of leasing fee income in the first quarter of 1995 from Alexander's of $915,000 applicable to 1993 and 1994 (no leasing fee income was recognized prior to 1995 because required conditions had not been met), partially offset by
(iii) the increase in management, development and leasing fees from Interstate Properties.

                  Operating expenses were $36,412,000 in 1996, compared to $32,282,000 in 1995, an increase of $4,130,000. Of this increase, (i) $3,100,000 were passed through to tenants and consisted of higher snow removal costs of $1,500,000, increased real estate taxes of $1,000,000 and other common area maintenance expense increases of $600,000 and (ii) $500,000 resulted from increases in rent expense and other property expenses. In addition, in 1995 operating expenses were partially offset by real estate tax refunds and other miscellaneous income of approximately $500,000.

                  Depreciation and amortization expense increased by $799,000 in 1996, compared to 1995, as a result of expansions and an acquisition.

                  General and administrative expenses were $5,167,000 in 1996, compared to $6,687,000 in 1995, a decrease of $1,520,000. This decrease resulted primarily from a reduction in corporate office expenses caused by the third quarter 1995 assignment of the Company's Management and Development Agreement with Alexander's to VMC.

                  In December 1996, the Operating Partnership recognized an expense of $2,083,000, representing one month's amortization of the $25,000,000 deferred payment due to Vornado's President. The balance of the deferred payment will be amortized in 1997.

                  Income applicable to Alexander's (loan interest income, equity in income (loss) and depreciation) was $7,956,000 for the year ended December 31, 1996, compared to $3,954,000 in the prior year, an increase of $4,002,000. This increase resulted from (i) lower operating losses at Alexander's caused by the commencement of rent at the Rego Park I property in March 1996, (ii) the recognition of $2,053,000 of non-recurring income as a result of the reversal of a liability which is no longer required and (iii) interest income on the loan to Alexander's for a full year in 1996, compared to a ten month period in 1995. The Operating Partnership believes that its share of Alexander's losses (which are non-cash), combined with its fee income and interest income, will not have a negative effect on its results of operations, liquidity and financial condition.

                  In July 1995, the Operating Partnership assigned its Management Agreement with Alexander's to VMC. In exchange, the Operating Partnership received 100% of the non-voting preferred stock of VMC which entitles it to 95% of the economic benefits of VMC through distributions. In addition, the Operating Partnership lent $5,000,000 to VMC for working capital purposes under a three-year term loan bearing interest at the prime rate plus 2%. VMC is responsible for its pro rata share of compensation and fringe benefits of employees and 30% of other expenses which are common to both Vornado and VMC. Income from investment in and advances to VMC was $1,855,000 for the year ended December 31, 1996, compared to $788,000 for the period from July 6th to December 31, in 1995. Income from investment in and advances to VMC for the year ended December 31, 1996 reflects additional fee income earned by

VMC in the first quarter of 1996 relating to the substantial completion of the redevelopment of Alexander's Rego Park I property.

                  Investment income (interest income on mortgage note receivable, interest and dividend income and net gains/(losses) on marketable securities) was $6,643,000 for 1996, compared to $5,733,000 in 1995, an increase of $910,000 or 15.9%. This increase resulted from higher net gains on marketable securities and the yield earned on the mortgage note receivable exceeding the yield earned on the investment of such funds in 1995.

                  Vornado operates in a manner intended to enable it to continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986 as amended. Under those sections, a REIT which distributes at least 95% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. Vornado has distributed to its shareholders an amount greater than its taxable income. Therefore, no provision for Federal income taxes is required.

RESULTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 1995 AND DECEMBER 31, 1994

                  The Operating Partnership's revenues, which consist of property rentals, tenant expense reimbursements and other income were $108,718,000 in 1995, compared to $93,998,000 in 1994, an increase of
$14,720,000 or 15.7%.

                  Property rentals from shopping centers were $74,255,000 in 1995, compared to $64,665,000 in 1994, an increase of $9,590,000 or 14.8%. Of this increase, (i) $6,067,000 resulted from expansions of shopping centers and acquisitions of retail properties, (ii) $2,823,000 resulted from rental step-ups in existing tenant leases which are not subject to the straight-line method of revenue recognition and (iii) $628,000 resulted from property rentals received from new tenants exceeding property rentals lost from vacating tenants. Percentage rent included in property rentals was $959,000 in 1995, compared to $887,000 in 1994.

                  Property rentals from the remainder of the portfolio were $6,174,000 in 1995, compared to $6,090,000 in 1994, an increase of $84,000 or
1.4%.

                  Tenant expense reimbursements were $24,091,000 in 1995, compared to $21,784,000 in 1994, an increase of $2,307,000. This increase reflects a corresponding increase in operating expenses passed through to tenants.

                  Other income was $4,198,000 in 1995, compared to $1,459,000 in 1994, an increase of $2,739,000. This increase resulted primarily from the fee income recognized in connection with the Management Agreement and Leasing Agreement with Alexander's including $915,000 applicable to 1993 and 1994 recognized in the first quarter of 1995 (no leasing fee income was recognized prior to 1995 because required conditions had not been met). In addition to the Management Agreement fee income included in other income in 1995, $2,250,000 of such fees was earned in 1995 by VMC and is included in the caption "Income from investment in and advances to Vornado Management Corp." in the Consolidated Statements of Income.

                  Operating expenses were $32,282,000 in 1995, compared to $30,223,000 in 1994, an increase of $2,059,000. Of this increase (i) $1,484,000 resulted from real estate taxes from expansions and acquisitions, which were passed through to tenants, and (ii) $258,000 resulted from bad debt expenses primarily due to tenant bankruptcies.

                  Depreciation and amortization expense increased by $827,000 in 1995, compared to 1994, primarily as a result of property expansions.

                  General and administrative expenses were $6,687,000 in 1995, compared to $6,495,000 in 1994, an increase of $192,000. This increase is the net of increases from (i) payroll expenses of $1,017,000, (due to additions to staff and bonuses), and (ii) professional fees and other corporate office expenses of $305,000, offset by (iii) the reduction in expense of $1,130,000 resulting from the assignment of the Management Agreement with Alexander's to VMC in the third quarter of 1995.

                  For the period from March 2, 1995 through December 31, 1995, the Operating Partnership's equity in Alexander's losses amounted to $1,972,000. In addition, during the same period the Operating Partnership recognized interest income on its loan to Alexander's of $6,343,000 and fee income from its Management Agreement and Leasing Agreement with Alexander's of $2,973,000 (excluding $2,250,000 earned by VMC).

                  Income from investment in and advances to VMC consists of dividend income of $565,000 and interest income of $223,000.

                  Investment income was $5,733,000 for 1995, compared to $8,132,000 in 1994, a decrease of $2,399,000 or 29.5%. This decrease was caused by (i) lower interest income resulting from the use of cash for the Alexander's investment and (ii) net gains on marketable securities being $349,000 less than in the prior year.

                  Interest and debt expense was $16,426,000 in 1995, compared to $14,209,000 in 1994, an increase of $2,217,000 or 15.6%. Of this increase,
$1,046,000 resulted from borrowings under the revolving credit facility to temporarily fund the investment in Alexander's and $1,134,000 resulted from a decrease in interest capitalized during construction.

LIQUIDITY AND CAPITAL RESOURCES

                  Three Months Ended March 31, 1997

                  Cash flows provided by operating activities of $19,753,000 was comprised of (i) net income of $9,690,000 (ii) adjustments for non-cash items of $8,732,000 and (iii) the net change in operating assets and liabilities of $1,331,000. The adjustments for non-cash items are primarily comprised of (i) amortization of deferred officer's compensation expense of $6,249,000, (ii) depreciation and amortization of $3,228,000 and (iii) equity in loss of Alexander's of $211,000 offset by (iv) the effect of straight-lining of rental income of $669,000.

                  Net cash used in investing activities of $283,000 was primarily comprised of capital expenditures.

                  Net cash used in financing activities of $16,739,000 was primarily comprised of dividends paid.

                  Three Months Ended March 31, 1996

                  Cash flows provided by operating activities of $18,202,000 was comprised of (i) net income of $15,922,000 and (ii) adjustments for non-cash items of $2,383,000, less (iii) the net change in operating assets and liabilities of $103,000. The adjustments for non-cash items are primarily comprised of depreciation and amortization of $3,090,000, plus equity in loss of Alexander's of $293,000, offset by the effect of straight-lining of rental income of $642,000. Further, during this period in connection with the rejection of a lease by an Alexander's tenant "Leasing fees and other receivables" decreased by $1,717,000 and "Deferred leasing fee income" correspondingly decreased. "Leasing fees and other receivables" of $490,000 were collected during this period. These amounts have been included in "Changes in assets and liabilities: other" in the Consolidated Statements of Cash Flows and are part of the net change in operating assets and liabilities shown in item (iii) above.

                  Net cash provided by investing activities of $22,691,000 was comprised of (i) proceeds from sale or maturity of securities available for sale of $41,192,000, offset by (ii) the Operating Partnership's investment in a mortgage note receivable of $17,000,000 and (iii) capital expenditures of $1,501,000.

                  Net cash used in financing activities of $34,348,000 was primarily comprised of (i) the net repayment of borrowings on U.S. Treasury obligations of $30,036,000 and (ii) dividends paid of $14,813,000, offset by
(iii) the proceeds from borrowings of $10,000,000.

                  Funds from Operations for the Three Months Ended March 31, 1997 and 1996

                  Management considers funds from operations an appropriate supplemental measure of the Operating Partnership's operating performance. Funds from operations were $12,230,000 in the quarter ended March 31, 1997, compared to $18,416,000 in the prior year's quarter, a decrease of $6,186,000 or 34%. Funds from operations for the quarter ended March 31, 1997 reflect an expense of $6,249,000, representing one-quarter of the amortization of the deferred payment due to Vornado's President and $594,000 of related cash compensation. The following table reconciles funds from operations and net income:

                                                      Three Months Ended
                                               ---------------------------------
                                                 March 31,            March 31,
                                                   1997                 1996
                                               ------------         ------------
   Net income                                  $  9,690,000         $ 15,922,000
   Depreciation and amortization of
     real property                                2,681,000            2,612,000
   Straight-lining of property rentals
     for rent escalations                          (669,000)            (642,000)
   Leasing fees received in excess
     of income recognized                           454,000              514,000
   Proportionate share of adjustments
     to Alexander's income/(loss)
     to arrive at funds from operations              74,000               10,000
                                               ------------         ------------
   Funds from operations *                     $ 12,230,000         $ 18,416,000
                                               ============         ============

----------
* As used herein, funds from operations does not conform to the NAREIT definition because of the effect of straight-lining of property rentals for rent escalations.

                  Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Below are the cash flows provided by (used in) operating, investing and financing activities:

                                      Three Months Ended
                               ---------------------------------
                                 March 31,            March 31,
                                   1997                 1996
                               ------------         ------------
   Operating activities        $ 19,753,000         $ 18,202,000
                               ============         ============
   Investing activities        $   (283,000)        $ 22,691,000
                               ============         ============
   Financing activities        $(16,739,000)        $(34,348,000)
                               ============         ============

Bradlees accounted for 22% of property rentals for the year ended December 31, 1996. In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Operating Partnership currently leases 17 locations to Bradlees. Of these locations, 14 are fully guaranteed by Stop & Shop Companies, Inc. ("Stop & Shop"), a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent. During 1996, Bradlees rejected three leases and assigned one lease to Kohl's Department Stores, Inc. These four leases are fully guaranteed by Stop & Shop. In January 1997, Bradlees received Bankruptcy Court approval to close one of the two stores whose leases are not guaranteed by Stop & Shop. Montgomery Ward & Co., Inc. remains liable with respect to the rent it was obligated to pay as a previous lessor on eight of the leases guaranteed by Stop & Shop approximately 70% of current rent.

                  In January 1996, the Operating Partnership provided $17 million of debtor-in-possession financing to Rickel which is operating under Chapter 11 of the Bankruptcy Code. The loan is secured by 27 of Rickel's leasehold properties and has a remaining term through January 1998, plus a one year extension, but is due not later than the date on which Rickel's plan of reorganization is confirmed. The loan bears interest at 13% per annum and at a fixed rate of LIBOR plus 7.50% for the extension period. In addition, the Operating Partnership receives a loan origination fee of 2% for each year the loan is outstanding.

                  Alexander's has disclosed in its annual report on Form 10-K for the year ended December 31, 1996, that its current operating properties (five of its nine properties) do not generate sufficient cash flow to pay all of its expenses, and that its four non-operating properties (Lexington Avenue, Paramus, the Kings Plaza Store and Rego Park II) are in various stages of redevelopment. As rents commence from a portion of the redevelopment properties,

Alexander's expects that cash flow will become positive. Alexander's estimates that the fair market values of its assets are substantially in excess of their historical cost and that there is additional borrowing capacity. Alexander's continues to evaluate its needs for capital, which may be raised through (a) property specific or corporate borrowing, (b) the sale of securities and (c) asset sales. Further, Alexander's may receive proceeds from condemnation proceedings of a portion of its Paramus property. Although there can be no assurance, Alexander's believes that these cash sources will be adequate to fund cash requirements until its operations generate adequate cash flow. The Operating Partnership expects to provide a portion of the financing required for Alexander's redevelopment projects. None of the redevelopment plans for the non-operating properties have been finalized.

                  In December 1996, Michael D. Fascitelli became the President of Vornado and was elected to Vornado's Board. Mr. Fascitelli signed a five year employment contract under which, in addition to his annual salary, he received a deferred payment consisting of $5,000,000 in cash and a $20,000,000 convertible obligation payable at Vornado's option in 459,770 of its Common Shares or the cash equivalent of their appreciated value. Accordingly, cash of $5,000,000 and 459,770 Common Shares are being held in an irrevocable trust. The deferred payment obligation to Mr. Fascitelli vests as of December 2, 1997. Further, Mr. Fascitelli was granted options for 1,750,000 Common Shares of Vornado.

                  On April 15, 1997, Vornado consummated the acquisition, through an operating partnership, of interests in all or a portion of seven Manhattan office buildings and certain management and leasing assets held by the Mendik Group and certain of its affiliates. Simultaneously with the closing of this transaction, and in connection therewith, Vornado converted to an Umbrella Partnership REIT (UPREIT) by transferring (by contribution, merger or otherwise) all or substantially all of the interests in its properties and other assets to The Mendik Company, L.P., a Delaware limited partnership which has been renamed Vornado Realty L.P. (the "Operating Partnership"), of which Vornado is the sole general partner. As a result of such conversion, the Vornado's activities will be conducted through the Operating Partnership.

                  The consideration for the Mendik transaction was approximately $656,000,000, including $264,000,000 in cash, $177,000,000 in the limited partnership units of the Operating Partnership and $215,000,000 in indebtedness. Vornado financed the cash portion of this transaction with the proceeds of a public offering completed on April 9, 1997, of 5,750,000 Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share. The preferred shares bear a coupon of 6-1/2% and are convertible into common shares at $72-3/4 per share. The offering, net of expenses, generated approximately $276,000,000.

                  Also, on April 15, 1997, the Operating Partnership entered into a Credit Agreement with Union Bank of Switzerland pursuant to which the Operating Partnership borrowed $400,000,000. The loan bears interest at the rate of LIBOR plus .625% and matures, assuming exercise of extension options, on April 14, 1998.

                  On April 18, 1997, the Operating Partnership announced that it acquired The Montehiedra Town Center located in San Juan, Puerto Rico, from Kmart Corporation ("Kmart") for approximately $74,000,000, of which $63,000,000 is newly-issued ten year indebtedness. The Montehiedra shopping center, which opened in 1994, contains 525,000 square feet, including a 135,000 square foot Kmart store. In addition, the Operating Partnership agreed to acquire Kmart's 50% interest in the Caguas Centrum Shopping Center, which is currently under construction, located in Caguas, Puerto Rico. This acquisition is expected to close in 1998.

                  Further, on May 7, 1997, the Operating Partnership acquired a mortgage loan from a consortium of banks secured by a mortgage on the office building located at 90 Park Avenue, New York, New York. The purchase price of the mortgage loan was approximately $185,000,000. The mortgage loan, which is in default, has a face value of $193,000,000.

                  The Operating Partnership anticipates that cash from continuing operations, net liquid assets, borrowings under its revolving credit facility and/or proceeds from the issuance of securities will be adequate to fund its business operations, capital expenditures, continuing debt obligations and the payment of dividends.

ECONOMIC CONDITIONS

                  At December 31, 1996, approximately 80% of the square footage of the Operating Partnership's shopping centers was leased to large stores (over 20,000 square feet). The Operating Partnership's large store tenants typically offer basic consumer necessities such as food, health and beauty aids, moderately priced clothing, building materials and home improvement supplies, and compete primarily on the basis of price. The Operating Partnership believes that this tenant mix mitigates the effects on its properties of adverse changes in general economic conditions. However, demand for retail space continues to be impacted by the bankruptcy of a number of retail companies and a general trend toward consolidation in the retail industry which could adversely affect the ability of the Operating Partnership to attract or retain tenants.

                  Substantially all of the Operating Partnership's leases contain step-ups in rent. Such rental increases are not designed to, and in many instances do not, approximate the cost of inflation, but do have the effect of mitigating the adverse impact of inflation. In addition, substantially all of the Operating Partnership's leases contain provisions that require the tenant to reimburse the Operating Partnership for the tenant's share of common area charges (including roof and structure, unless it is the tenant's direct responsibility) and real estate taxes thus passing through to the tenants the effects of inflation on such expenses.

                  Inflation did not have a material effect on the Operating Partnership's results for the periods presented.

RECENTLY ISSUED ACCOUNTING STANDARDS

                  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share". The statement is effective for fiscal years ending after December 15, 1997. The Operating Partnership believes that this pronouncement will not have a material effect on its net income per share.

ITEM 3.  VORNADO PROPERTIES

         The Operating Partnership leases 27,000 square feet in Saddle Brook, New Jersey for use as its executive offices and 16,000 square feet in Manhattan, New York for its Mendik Division.

         The following table sets forth certain information as of March 31, 1997 relating to the properties owned by the Operating Partnership.

                                                                                  LEASABLE BUILDING
                                                                                    SQUARE FOOTAGE
                                                                              -------------------------
                                                     YEAR                                    OWNED BY        NUMBER
                                                  ORIGINALLY      LAND          OWNED/       TENANT ON         OF        ANNUALIZED
                                                   DEVELOPED      AREA        LEASED BY     LAND LEASED     TENANTS       RENT PER
                    LOCATION                     OR ACQUIRED    (ACRES)        COMPANY     FROM COMPANY     3/31/97       SQ. FT.(1)
------------------------------------------------------------------------------------------------------------------------------------
OFFICE BUILDINGS
(MENDIK DIVISION)

NEW YORK           Two Penn Plaza,                   1978         2.7         1,474,526                          76        $ 28.29
                       Manhattan

                   Eleven Penn Plaza,                1980         1.3           956,280                          68          27.74
                       Manhattan

                   1740 Broadway,                    1990         0.7           551,301                          21          33.89
                       Manhattan

                   866 United Nations Plaza,         1978         2.1           384,815                          83          31.13
                       Manhattan

                   Two Park Avenue,                  1986         1.0           946,697                          41          23.61
                       Manhattan

                   330 Madison Avenue,               1979         0.8           770,828                          46          34.77
                       Manhattan

                   570 Lexington Avenue,             1994         0.3           433,342                          17          29.67
                       Manhattan

                   825 Seventh Avenue,               1996         0.5           149,000                           1           7.65
                   Manhattan(8)

NEW JERSEY         Paramus(4)                        1987         3.4           118,225                          25          17.29

                                                                 ----         ---------                         ---          -----
                   TOTAL OFFICE BUILDINGS                        12.8         5,785,014                         378          28.37
                                                                 ----         ---------                         ---          -----

                   VORNADO'S OWNERSHIP INTEREST                  11.1         4,153,373                                      28.49
                                                                 ----         ---------                                      -----

SHOPPING CENTERS

NEW JERSEY         Atlantic City                     1965        17.7           135,774            --            --            --

                   Bordentown                        1958        31.2           178,678            --             4           6.54


                   Bricktown                         1968        23.9           259,888           2,764          19          10.14


                   Cherry Hill                       1964        37.6           231,142          63,511          13           8.38




                   Delran                            1972        17.5           167,340           1,200           5           5.32

                   Dover                             1964        19.6           172,673            --            13           5.98


                   East Brunswick                    1957        19.2           219,056          10,400           6          10.95



                   East Hanover                      1962        24.6           271,066            --            16          10.21

                                                                                                    LEASE
                                                                                                 EXPIRATION/
                                                       PERCENT           PRINCIPAL                 OPTION
                    LOCATION                          LEASED(1)           TENANTS                EXPIRATION
------------------------------------------------------------------------------------------------------------
OFFICE BUILDINGS
(MENDIK DIVISION)

NEW YORK           Two Penn Plaza,                       84%       Digital Equipment                1998
                       Manhattan                                    Information Builders, Inc.    2013/2023

                   Eleven Penn Plaza,                    96%       Times Mirror                     2001
                       Manhattan                                    General Mills                   2002

                   1740 Broadway,                       100%       Mutual of New York             2016/2026
                       Manhattan                                    William Douglas McAdams         2007

                   866 United Nations Plaza,             97%       Bear Stearns                     1997
                       Manhattan

                   Two Park Avenue,                      98%       Times Mirror                   2010/2025
                       Manhattan                                    Smith Barney                    1998

                   330 Madison Avenue,                   97%       BDO Seidman                    2010/2015
                       Manhattan

                   570 Lexington Avenue,                 37%
                       Manhattan

                   825 Seventh Avenue,                  100%       American Broadcasting            1999
                   Manhattan(8)                                     Companies

NEW JERSEY         Paramus(4)                            65%

                                                        ---
                   TOTAL OFFICE BUILDINGS                89%
                                                        ---

                   VORNADO'S OWNERSHIP INTEREST          92%
                                                        ---

SHOPPING CENTERS

NEW JERSEY         Atlantic City                        --               --

                   Bordentown                           100%       Bradlees(2)(3)                 2001/2021
                                                                   Shop-Rite                      2011/2016

                   Bricktown                             99%       Caldor                         2008/2028
                                                                   Shop-Rite                      2002/2017

                   Cherry Hill                           94%       Bradlees(2)(3)                 2006/2026
                                                                   Drug Emporium                    2002
                                                                   Shop & Bag                     2007/2017
                                                                   Toys "R" Us                    2012/2042

                   Delran                                95%       Sam's Wholesale                2011/2021

                   Dover                                 98%       Ames                           2017/2037
                                                                   Shop-Rite                      2012/2022

                   East Brunswick                        97%       Bradlees(3)                    2003/2023
                                                                   Shoppers World                 2007/2012
                                                                   T.J. Maxx                        1999

                   East Hanover                          97%       Home Depot                     2009/2019
                                                                   Marshalls                      2004/2009

                                                                                  LEASABLE BUILDING
                                                                                    SQUARE FOOTAGE
                                                                              -------------------------
                                                     YEAR                                    OWNED BY        NUMBER
                                                  ORIGINALLY      LAND          OWNED/       TENANT ON         OF        ANNUALIZED
                                                   DEVELOPED      AREA        LEASED BY     LAND LEASED     TENANTS       RENT PER
                    LOCATION                     OR ACQUIRED    (ACRES)        COMPANY     FROM COMPANY     3/31/97       SQ. FT.(1)
------------------------------------------------------------------------------------------------------------------------------------




                   Hackensack                        1963        21.3           207,548          59,249          20          14.92



                   Jersey City                       1965        16.7           222,478           3,222          11          12.09


                   Kearny                            1959        35.3            41,518          62,471           4           6.64


                   Lawnside                          1969        16.4           145,282               -           3           9.07


                   Lodi                              1975         8.7           130,000               -           1           8.50


                   Manalapan                         1971        26.3           194,265           2,000           7           8.84


                   Marlton                           1973        27.8           173,238           6,836          10           8.44


                   Middletown                        1963        22.7           179,584          52,000          22          12.19


                   Morris Plains                     1985        27.0           171,493           1,000          18          11.04


                   North Bergen                      1959         4.6             6,515          55,597           3          25.78

                   North Plainfield(4)               1989        28.7           217,360               -          16           8.73


                   Totowa                            1957        40.5           201,471          93,613           8          15.96



                   Turnersville                      1974        23.3            89,453           6,513           3           5.98

                   Union                             1962        24.1           257,045               -          12          17.48



                   Vineland                          1966        28.0           143,257               -           4           6.95

                   Watchung                          1959        53.8            49,979         115,660           6          17.80

                   Woodbridge                        1959        19.7           232,755           3,614          11          13.12


NEW YORK           14th Street and Union
                       Square, Manhattan             1993         0.8           231,770               -           1           9.92

                   Albany(Menands)                   1965        18.6           140,529               -           2           6.35


                   Buffalo(Amherst)(4)               1968        22.7           184,832         111,717          10           6.77





                   Coram(4)                          1976         2.4           103,000               -           1           2.22

                                                                                                    LEASE
                                                                                                 EXPIRATION/
                                                       PERCENT           PRINCIPAL                 OPTION
                    LOCATION                          LEASED(1)           TENANTS                EXPIRATION
------------------------------------------------------------------------------------------------------------
                                                                   Pathmark                       2001/2024
                                                                   Today's Man                    2009/2014

                   Hackensack                        97%           Bradlees(3)                    2012/2017
                                                                   Pathmark                       2014/2024
                                                                   Rickel Home Center             2003/2013

                   Jersey City                       97%           Bradlees(3)                    2002/2022
                                                                   Shop-Rite                      2008/2028

                   Kearny                            89%           Pathmark                       2013/2033
                                                                   Rickel Home Center               2008

                   Lawnside                         100%           Home Depot                     2012/2027
                                                                   Drug Emporium                    2007

                   Lodi                             100%           National Wholesale             2013/2023
                                                                      Liquidators

                   Manalapan                        100%           Bradlees(3)                    2002/2022
                                                                   Grand Union                    2012/2022

                   Marlton                          100%           Kohl's(2)(3)                   2011/2031
                                                                   Shop-Rite                      1999/2009

                   Middletown                        97%           Bradlees(3)                    2002/2022
                                                                   Grand Union                    2009/2029

                   Morris Plains                     97%           Caldor                         2002/2023
                                                                   Shop-Rite                        2002

                   North Bergen                     100%           A & P                          2012/2032

                   North Plainfield(4)               96%           Kmart                          2006/2016
                                                                   Pathmark                       2001/2011

                   Totowa                            97%           Bradlees(3)                    2013/2028
                                                                   Home Depot                     2015/2025
                                                                   Marshalls                      2007/2012

                   Turnersville                     100%           Bradlees(2)(3)                 2011/2031

                   Union                            100%           Bradlees(3)                    2002/2022
                                                                   Toys "R" Us                      2015
                                                                   Cost Cutter Drug                 2000

                   Vineland                          51%           Rickel Home Center             2005/2010

                   Watchung                          96%           B.J.'s Wholesale                 2024

                   Woodbridge                        99%           Bradlees(3)                    2002/2022
                                                                   Foodtown                       2007/2014
                                                                   Syms                             2000
NEW YORK           14th Street and Union
                       Square, Manhattan            100%           Bradlees                       2019/2029

                   Albany(Menands)                  100%           Fleet Bank                     2004/2014
                                                                   Albany Public Mkts.(5)           2000

                   Buffalo(Amherst)(4)               96%           Circuit City                     2017
                                                                   Media Play                     2002/2017
                                                                   MJ Design                      2006/2017
                                                                   Toys "R" Us                      2013
                                                                   T.J. Maxx                        1999

                   Coram(4)                         100%           May Department Stores(5)         2011

                                                                                  LEASABLE BUILDING
                                                                                    SQUARE FOOTAGE
                                                                              -------------------------
                                                     YEAR                                    OWNED BY        NUMBER
                                                  ORIGINALLY      LAND          OWNED/       TENANT ON         OF        ANNUALIZED
                                                   DEVELOPED      AREA        LEASED BY     LAND LEASED     TENANTS       RENT PER
                    LOCATION                     OR ACQUIRED    (ACRES)        COMPANY     FROM COMPANY     3/31/97       SQ. FT.(1)
------------------------------------------------------------------------------------------------------------------------------------
                   Freeport                          1981        12.5           166,587               -         3            11.50


                   New Hyde Park(4)                  1976        12.5           101,454               -         1            13.55

                   North Syracuse(4)                 1976        29.4            98,434               -         1             2.74

                   Rochester                         1971        15.0           147,812               -         1             5.86
                       (Henrietta )(4)

                   Rochester                         1966        18.4           176,261               -         1             6.05

PENNSYLVANIA       Allentown                         1957        86.8           262,607         353,938        18             9.68







                   Bensalem                          1972        23.2           208,174           6,714        13             7.49


                   Bethlehem                         1966        23.0           157,212           2,654        12             5.05


                   Broomall                          1966        21.0           145,776          22,355         5             8.31

                   Glenolden                         1975        10.0           101,235               -         3            10.74

                   Lancaster                         1966        28.0           179,982               -         7             4.32

                   Levittown                         1964        12.8           104,448               -         1             5.98

                   10th and Market
                     Streets, Philadelphia           1994         1.8           271,300               -         2             7.94

                   Upper Moreland                    1974        18.6           122,432               -         1             7.50

                   York                              1970        12.0           113,294               -         3             4.64

MARYLAND           Baltimore(Belair Rd.)             1962        16.0           205,723               -         3             4.83


                   Baltimore(Towson)                 1968        14.6           146,393           6,800         7             9.63



                   Baltimore(Dundalk)                1966        16.1           183,361               -        17             6.49



                   Glen Burnie                       1958        21.2           117,369           3,100         4             5.90

                   Hagerstown                        1966        13.9           133,343          14,965         6             3.12



CONNECTICUT        Newington                         1965        19.2           134,229          45,000         4             6.28


                   Waterbury                         1969        19.2           139,717           2,645        10             7.64


MASSACHUSETTS      Chicopee                          1969        15.4           112,062           2,851         3             4.85

                   Milford(4)                        1976        14.7            83,000               -         1             5.26

                                                                                                    LEASE
                                                                                                 EXPIRATION/
                                                       PERCENT           PRINCIPAL                 OPTION
                    LOCATION                          LEASED(1)           TENANTS                EXPIRATION
------------------------------------------------------------------------------------------------------------
                   Freeport                           100%         Home Depot                     2011/2021
                                                                   Cablevision                      2004

                   New Hyde Park(4)                   100%         Bradlees(6)                    2019/2029

                   North Syracuse(4)                  100%         Reisman Properties               2014

                   Rochester                           47%         Hechinger(5)                   2005/2025
                       (Henrietta )(4)

                   Rochester                           41%         Hechinger(5)                   2005/2025

PENNSYLVANIA       Allentown                           98%         Hechinger                      2011/2031
                                                                   Shop-Rite                      2011/2021
                                                                   Burlington Coat                  2017
                                                                      Factory
                                                                   Wal*Mart                       2024/2094
                                                                   Sam's Wholesale                2024/2094
                                                                   T.J. Maxx                      1998/2008

                   Bensalem                            89%         (2)(3)                         2011/2031
                                                                   Shop-Rite                      2011/2031

                   Bethlehem                           78%         Pathmark                       2000/2023
                                                                   Super Petz                     2005/2015

                   Broomall                           100%         Bradlees(2)(3)                 2006/2026

                   Glenolden                          100%         Bradlees(2)(3)                 2012/2022

                   Lancaster                           51%         Weis Markets                   1998/2018

                   Levittown                          100%         (2)(3)                         2006/2026

                   10th and Market
                     Streets, Philadelphia             62%         Kimco Realty Corporation       2010/2035

                   Upper Moreland                     100%         Sam's Wholesale(2)             2010/2015

                   York                               100%         Builders Square                2009/2018

MARYLAND           Baltimore(Belair Rd.)              100%         Food Depot                     1999/2004
                                                                   Y? Innovatyve                  2002/2007

                   Baltimore(Towson)                  100%         Staples                          2004
                                                                   Cost Saver Supermarket         2000/2020
                                                                   Drug Emporium                  1999/2004

                   Baltimore(Dundalk)                  97%         A & P                          2002/2017
                                                                   Ollie's                        1998/2008
                                                                   Manor Shops                      1998

                   Glen Burnie                         78%         Pathmark Stores, Inc.(5)         2005

                   Hagerstown                         100%         Big Lots                       2002/2012
                                                                   Pharmhouse                     2008/2012
                                                                   Weis Markets                   1999/2009

CONNECTICUT        Newington                          100%         (3)                            2002/2022
                                                                   The Wiz                        2007/2027

                   Waterbury                          100%         Toys "R" Us                      2010
                                                                   Shaws Supermarkets             2003/2018

MASSACHUSETTS      Chicopee                            93%         Bradlees(3)                    2002/2022

                   Milford(4)                         100%         Bradlees(3)                    2004/2009

                                                                                  LEASABLE BUILDING
                                                                                    SQUARE FOOTAGE
                                                                              -------------------------
                                                     YEAR                                    OWNED BY        NUMBER
                                                  ORIGINALLY      LAND          OWNED/       TENANT ON         OF        ANNUALIZED
                                                   DEVELOPED      AREA        LEASED BY     LAND LEASED     TENANTS       RENT PER
                    LOCATION                     OR ACQUIRED    (ACRES)        COMPANY     FROM COMPANY     3/31/97       SQ. FT.(1)
------------------------------------------------------------------------------------------------------------------------------------
                   Springfield                       1966          17.4           8,016         117,044          2            11.25

TEXAS              Lewisville                        1990          13.3          34,893           7,204         14            13.62

                   Mesquite                          1990           5.5          71,246               -         14            13.90

                   Dallas                            1990           9.9          99,733               -          8             9.25

PUERTO RICO        Montehiedra                       1997          57.1         525,378               -         95            15.39
 (SAN JUAN)

                                                                -------      ----------       ---------        ---           ------
                   TOTAL SHOPPING CENTERS                       1,239.2       9,310,460       1,236,637        509             9.51
                                                                -------      ----------       ---------        ---           ------

WAREHOUSE/         E. Brunswick                      1972          16.1         325,800                          2             2.28
INDUSTRIAL

                   E. Hanover                     1963-1967        45.5         941,429                         12             3.80

                   Edison                            1982          18.7         272,071                          1             2.75

                   Garfield                          1959          31.6         486,620                          3             3.46

                   TOTAL WAREHOUSE/                             -------      ----------                        ---           ------
                        INDUSTRIAL                                111.9       2,025,920                         18             3.30
                                                                -------      ----------                        ---           ------

OTHER              Montclair                         1972           1.6          16,928                          1            17.00
PROPERTIES
                   Rahway(4)                         1972           -            32,000                          1             4.88

                                                                -------      ----------                        ---           ------
                   TOTAL OTHER PROPERTIES                           1.6          48,928                          2           $ 9.07
                                                                -------      ----------                        ---           ------

                   GRAND TOTAL                                  1,365.5      17,170,322       1,236,637        907
                                                                =======      ==========       =========        ===

                   GRAND TOTAL VORNADO'S
                   OWNERSHIP INTEREST                           1,363.8      15,538,681       1,236,637
                                                                =======      ==========       =========

                                                                                                    LEASE
                                                                                                 EXPIRATION/
                                                       PERCENT           PRINCIPAL                 OPTION
                    LOCATION                          LEASED(1)           TENANTS                EXPIRATION
------------------------------------------------------------------------------------------------------------

                   Springfield                         100%          Wal*Mart                     2018/2092

TEXAS              Lewisville                           87%          Albertson's(7)                 2055

                   Mesquite                             95%

                   Dallas                               80%          Albertson's(7)                 2055

PUERTO RICO        Montehiedra                          99%          Kmart                          2072
 (SAN JUAN)                                                          Builders Square                2072
                                                                     Marshalls                    2010/2025
                                                                     Caribbean Theatres           2021/2026

                                                       ---
                   TOTAL SHOPPING CENTERS               91%
                                                       ---

WAREHOUSE/         E. Brunswick                         97%          Popsicle Playwear            2000/2005
INDUSTRIAL                                                           IFB Apparel                  2001/2006

                   E. Hanover                           94%          Various Tenants

                   Edison                              100%          White Cons. Ind.             1998/2001

                   Garfield                             38%          Popular Services               2007
                                                                      & Various Tenants
                   TOTAL WAREHOUSE/                    ---
                        INDUSTRIAL                      81%
                                                       ---


OTHER              Montclair                           100%
PROPERTIES
                   Rahway(4)                           100%

                                                       ---
                   TOTAL OTHER PROPERTIES              100%
                                                       ---

                   GRAND TOTAL                          89%
                                                       ===

                   GRAND TOTAL VORNADO'S
                   OWNERSHIP INTEREST                   90%
                                                       ===


(1) Represents annualized monthly base rent including tenant pass-through of operating expenses(exclusive of tenant electricity costs) for office properties. Excludes ground leases and rent for leases which had not commenced as of March 31, 1997, which are included in percent leased.

(2) Montgomery Ward & Co., Inc.(a previous lessor) remains liable on such lease including the rent it was obligated to pay - approximately 70%.

(3) These leases are either fully guaranteed by Stop & Shop, a wholly-owned subsidiary of Royal Ahold NV, or in the case of Totowa, guaranteed as to 70% of rent.

(4) Ground and/or building leasehold interest

(5) The tenant has ceased operations at these locations but continues to pay rent.

(6) Bradlees received Bankruptcy Court approval in January 1997 to close this store.

(7) Square footage excludes Albertson's which owns its land and building.

(8) The Operating Partnership owns a 50% interest in this property.

ITEM 3.    ALEXANDER 'S PROPERTIES

          The following table shows the location, approximate size and leasing status as of March 31, 1997 of each of Alexander's properties.

                                                                 APPROXIMATE
                                               APPROXIMATE     BUILDING SQUARE        AVERAGE
                                               LAND SQUARE        FOOTAGE/           ANNUALIZED
                                             FOOTAGE ("SF")       NUMBER OF          BASE RENT        PERCENT
               LOCATION            OWNERSHIP   OR ACREAGE         OF FLOORS        PER SQ. FOOT (1)   LEASED     TENANTS
------------------------------------------------------------------------------------------------------------------------------------
OPERATING PROPERTIES

  NEW YORK:
     Rego Park - Queens              Owned     4.8 acres         351,000/3 (2)          $27.79         100%   Bed Bath & Beyond
                                                                                                              Circuit City
                                                                                                              Marshalls
                                                                                                              Old Navy
                                                                                                              Sears

     Kings Plaza Shopping Center     50%       24.3 acres        427,000/2 (2)(4)        30.37          81%   120 Tenants
        & Marina (Kings Plaza Mall)  Owned
        Brooklyn

     Fordham Road - Bronx            Owned     92,211 SF         303,000/5               11.54           -    (5)

     Flushing - Queens               Leased    44,975  SF        177,000/4 (2)           16.35         100%   Caldor

     Third Avenue - Bronx            Owned     60,451 SF         173,000/4                4.33         100%   An affiliate of Conway
                                                                 ---------
                                                                 1,431,000


REDEVELOPMENT PROPERTIES

     Lexington Avenue - Manhattan    92%       84,420 SF         591,000/6 (6)
                                     Owned

     Kings Plaza Store - Brooklyn    Owned     Included in       339,000/4                                    Sears
                                               Shopping Center
                                               above

     Rego Park II - Queens           Owned     6.6 acres                --


  NEW JERSEY:
     Paramus, New Jersey             Owned     39.3 acres  (7)    340,000/3 (6)

                                            LEASE
                                          EXPIRATION/
                                           OPTION
                                          EXPIRATION
-------------------------------------------------------
OPERATING PROPERTIES

  NEW YORK:
     Rego Park - Queens                       (3)
                                              (3)
                                           2008/2021
                                              (3)
                                             2021

     Kings Plaza Shopping Center            Various
        & Marina (Kings Plaza Mall)
        Brooklyn

     Fordham Road - Bronx

     Flushing - Queens                       2027

     Third Avenue - Bronx                    2023




REDEVELOPMENT PROPERTIES

     Lexington Avenue - Manhattan


     Kings Plaza Store - Brooklyn             (3)



     Rego Park II - Queens


  NEW JERSEY:
     Paramus, New Jersey


(1) Average annualized base rent per square foot does not include rent for leases which had not commenced as of March 31, 1997.
(2)   Excludes parking garages operated for the benefit of Alexander's.
(3) The Bed Bath & Beyond, Circuit City and Old Navy leases are expected to commence in the second quarter of 1997. The Sears lease is expected to commence in the last quarter of 1997.
(4)   Excludes approximately 150,000 square feet of enclosed, common area space.
(5)   Caldor rejected its lease effective June 6, 1997.
(6) Alexander's is evaluating redevelopment plans for these sites which may involve razing the existing buildings.
(7)   Approximately 9 acres are subject to condemnation.

INSURANCE

      The Operating Partnership carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties with policy specifications and insured limits customarily carried for similar properties. Management of the Operating Partnership believes that the Operating Partnership's insurance coverage conforms to industry norms.


ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The information required by this item appears under the caption "Principal Security Holders" on pages 10 through 12 of Vornado's Proxy Statement and Notice of Annual Meeting of Shareholders to be held on May 28, 1997 (the "Proxy Statement"), copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.


ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

            The Operating Partnership is managed by Vornado, its general partner. The following is a list of the names, ages, principal occupations and positions with Vornado of the executive officers and the positions held by such officers during the past five years. All executive officers of Vornado have terms of office which run until the next succeeding meeting of the Board of Trustees of Vornado following the Annual Meeting of Shareholders unless they are removed sooner by the Board.

                                     Principal Occupation, Position and Office (current
                                     and during past five years with Vornado unless
   Name                   Age        otherwise stated)
   ----                   ---        -----------------------------------------------------------------
Steven Roth               55         Chairman of the Board, Chief Executive Officer and Chairman
                                     of the Executive Committee of the Board; the Managing
                                     General Partner of Interstate Properties, a developer and
                                     operator of shopping centers and an investor in securities and partnerships; Chief Executive Officer of Alexander's, Inc. since
                                     March 2, 1995 and a Director since 1989; Director of
                                     Insituform Technologies, Inc.

Michael D. Fascitelli     40         President and a Trustee since December 2, 1996; Director of
                                     Alexander's, Inc. since December 2, 1996; Partner at Goldman,
                                     Sachs & Co. in charge of its real estate practice from December
                                     1992 to December 1996; and Vice President at Goldman, Sachs
                                     & Co., prior to December 1992.

Bernard Mendik            67         Co-Chairman of the Board since April 28, 1997 and Chief
                                     Executive Officer of the Mendik Division since April 15, 1997;
                                     Chairman of the Board of Directors of Mendik Realty from
                                     1990 until April 15, 1997.

David                                R. Greenbaum 45 President of the Mendik
                                     Division since April 15, 1997; President of
                                     Mendik Realty from 1990 until April 15,
                                     1997.

Richard T. Rowan          50         Vice President - Real Estate

Joseph Macnow             51         Vice President - Chief Financial Officer; Vice President -Chief
                                     Financial Officer of Alexander's, Inc. since August 1995

            Information relating to the Directors of the Registrant appears on pages 3 through 4 of the Proxy Statement, copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.

ITEM 6.     EXECUTIVE COMPENSATION

            The Operating Partnership is managed by Vornado, its general partner. The information required by this item appears under the caption "Executive Compensation" on pages 14 through 19 of the Proxy Statement, copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.


ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The information required by this item appears under the caption "Executive Compensation -- Certain Transactions" on pages 19 through 22 of the Proxy Statement, copies of which are attached as an exhibit to this Form 10 and incorporated by reference herein.


ITEM 8.     LEGAL PROCEEDINGS

            The Operating Partnership is from time to time involved in legal actions arising in the ordinary course of its business. In the opinion of management, after consultation with legal counsel, the outcome of such matters will not have a material effect on the Operating Partnership's financial condition or results of operations.


ITEM 9.     MARKET PRICE AND DISTRIBUTION

            There is no established public trading market for the units of the Operating Partnership. As of June 11, 1997, there were 211 holders of record of units.


ITEM 10.    RECENT SALES OF UNREGISTERED SECURITIES

            In connection with the Mendik Transaction in April 1997, the Operating Partnership issued 2,841,524 units to the Mendik Group and certain of its affiliates pursuant to an offer that satisfied the requirements of the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").


ITEM 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The Operating Partnership has issued five classes of units of limited partnership interests: Class A Units, Class C Units, Class D Units, Class E Units, and Series A Preferred Units (collectively, the "Units"). The material terms of the Units, including a description of the different classes of Units to be issued by the Operating Partnership and a summary of certain provisions of the First Amended and Restated Agreement of Limited Partnership, dated as of April 15, 1997 (the "Partnership Agreement"), of the Operating Partnership, are set forth below. The following description of the terms and provisions of the Units and certain other matters does not purport to be complete and is subject to, and qualified in its entirety by, reference to applicable provisions of Delaware law and the Partnership Agreement. A copy of the Partnership Agreement is filed as an exhibit hereto and incorporated by reference herein.

            GENERAL

            Holders of Units hold a limited partnership interest in the Operating Partnership, and all holders of Units are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. Holders of Units will have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). The Units are not listed on any exchange or quoted on any national market system. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below. Distributions will vary among the classes of holders of Units. See "--Distributions; Allocations of Income and Loss" and "--Series A Preferred Units" below.

            PURPOSES, BUSINESS AND MANAGEMENT

            The purpose of the Operating Partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Partnership Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit Vornado to be classified as a REIT under Section 856 of the Code, unless Vornado ceases to qualify as a REIT for any reason. In furtherance of the foregoing, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

            Vornado, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances discussed below. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of Units.

            In particular, the limited partners expressly acknowledge in the Partnership Agreement that the general partner is acting on behalf of the Operating Partnership's limited partners and Vornado's shareholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. Vornado and its trustees and officers will have no liability to the Operating Partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if Vornado acted in good faith.

            ABILITY OF VORNADO TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

            Vornado generally may not conduct any business other than through the Operating partnership without the consent of the holders of a majority of the limited partnership interests (not including the limited partnership interests held by Vornado in its capacity as a limited partner in the Operating Partnership). Other persons (including officers, trustees, employees, agents and other affiliates of Vornado) are not prohibited under the Partnership Agreement from engaging in other business activities and are not required to present any business opportunities to the Operating Partnership. In addition, the Partnership Agreement does not prevent another person or entity that acquires control of Vornado in the future from conducting other businesses or owning other assets, even though such businesses or assets may be ones that it would be in the best interests of the limited partners for the Operating Partnership to own.

            DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

            The Partnership Agreement provides for distributions, as determined in the manner provided in the Partnership Agreement, to Vornado and the limited partners in proportion to their percentage interest in the Operating Partnership, subject to the distribution preferences described below. As general partner of the Operating Partnership, Vornado will have the exclusive right to declare and cause the Operating Partnership to make distributions as, when and if Vornado deems appropriate or desirable in its sole discretion. For so long as Vornado elects to qualify as a REIT, Vornado will make reasonable efforts (as determined by it in its sole discretion) to make distributions to partners in amounts such that Vornado will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any Federal income or excise tax liability to Vornado. The Partnership Agreement provides for the allocation to the general partner and the limited partners of items of Operating Partnership's income and loss.

            Generally , the value of each Unit, regardless of its class, will equate to one common share of beneficial interest, par value $0.04 per share ("Common Share"), of Vornado (with the exception of the Series A Preferred Units which will equate to one $3.25 Series A Preferred Share of Beneficial Interest, liquidation preference $50.00 per share ("Series A Preferred Share") of Vornado); however, Class C, Class D, Class E and Series A Preferred Units have special priorities in the distributions paid by the Operating Partnership. The Partnership Agreement provides that the Operating Partnership will make distributions (as, when and if declared by Vornado) in the order of preference provided for in the Partnership Agreement. The order of preference in the Partnership Agreement provides that distributions will be paid first to Vornado as necessary to enable Vornado to pay REIT Expenses and then to holders of preferred units as required by the terms of such preferred units. See "--Series A Preferred Units" below. The Partnership Agreement defines "REIT Expenses" to mean (i) costs and expenses relating to the continuity of existence of Vornado and any Person in which Vornado owns an equity interest, (ii) costs and expenses relating to any offer or registration of securities by Vornado, (iii) costs and expenses associated with preparing and filing periodic reports of Vornado under federal, state and local laws (including SEC filings), (iv) costs and expenses associated with Vornado's compliance with laws, rules and regulations applicable to it, and (v) all other operating or administrative expenses incurred by Vornado in the ordinary course of its business.

            Thereafter, distributions will be paid first to holders of limited partnership interests of any class ranking senior (as to distributions or redemption or voting rights) to Class C Units, Class D Units and Class E Units, if any class of such Units is then outstanding. Distributions will be paid second to holders of Class D Units and Class E Units (pro rata based on the ratio of the total number of Class D Units or Class E Units, as applicable, to the aggregate number of Class D Units and Class E Units taken together on the relevant Partnership Record Date) for any unpaid past cumulated distributions and then to holders of Class D and Class E Units a quarterly amount equal to $1.0075 per Unit. Distributions will be paid third to Class C Unit holders for any unpaid past cumulated distributions and then to holders of Class C Units a quarterly amount equal to $0.845 per Unit. Class C Unit holders will also share in any distribution per quarter to Class A Unit holders above $0.845 per Unit, and Class D and Class E Unit holders will share in any distribution per quarter above $1.0075 per Unit.

            Class C Units will automatically convert to Class A Units when the distributions per quarter paid to holders of Class A Units equals the per quarter distribution specified above for Class C Unit holders for four consecutive quarters following the Consolidation. Class D and Class E Units will automatically convert to Class A Units when the distributions per quarter paid to holders of Class A Units equals the per quarter distribution specified above for Class D and Class E Unit holders for four consecutive quarters following the Consolidation. Until such time as all Class C, Class D and Class E Units have been converted into Class A Units, the Partnership Agreement prohibits the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Consolidation and then outstanding (taken together as a group).

            Prior to the automatic conversion of Class C Units to Class A Units and prior to the automatic conversion of Class D and Class E Units to Class A Units as described above, Vornado is permitted to cause the Operating Partnership to make a distribution to holders of Class A Units of cash (subject to an aggregate maximum amount for both such distributions of $1,500,000) representing any funds from operations that could have been and were not distributed to holders of Class A Units (without requiring pro rata distributions to holders of Class C Units or Class D and Class E Units, as applicable) during the twelve calendar quarters preceding the quarter in which such distribution is made.

            LIABILITY OF VORNADO AND LIMITED PARTNERS

            Vornado, as general partner of the Operating Partnership, will be liable for all general recourse obligations of the Operating Partnership to the extent not paid by the Operating Partnership. Vornado will not be liable for the nonrecourse obligations of the Operating Partnership.

            The limited partners in the Operating Partnership will not be required to make additional contributions to the Operating Partnership. Assuming that a limited partner does not take part in the control of the business of the Operating Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement, the liability of a limited partner for obligations of the Operating Partnership under the Partnership Agreement and the Partnership Act will be limited, subject to certain exceptions, generally to the loss of such limited partner's investment in the Operating Partnership represented by his or her Units. Under the Partnership Act, a limited partner may not receive a distribution from the Operating Partnership if, at the time of the distribution and after giving effect thereto, the liabilities of the Operating Partnership, other than liabilities to parties on account of their interests in the Operating Partnership and liabilities for which recourse is limited to specified property of the Operating Partnership, exceed the fair value of the Operating Partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the Operating Partnership, but only to the extent of such liabilities. The Partnership Act provides that a limited partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the Operating Partnership for the amount of the distribution. Unless otherwise agreed, such a limited partner will not be liable for the return of such distribution after the expiration of three years from the date of such distribution.

            The Operating Partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Operating Partnership's business for the purposes of the statutes of any relevant jurisdiction, the limited partners might be held personally liable for the Operating Partnership's obligations.

            EXCULPATION AND INDEMNIFICATION OF VORNADO

            The Partnership Agreement generally provides that Vornado, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, if Vornado carried out its duties in good faith. In addition, Vornado is not responsible for any misconduct or negligence on the part of its agents, provided Vornado appointed such agents in good faith. Vornado may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that Vornado reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

            The Partnership Agreement also provides for indemnification of Vornado, the trustees and officers of Vornado and such other persons as Vornado, may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the proceeding unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

            REMOVAL OF THE GENERAL PARTNER; TRANSFER OF VORNADO'S INTERESTS

            The Partnership Agreement provides that the limited partners may not remove Vornado as general partner of the Operating Partnership with or without cause. In addition, the Partnership Agreement prohibits Vornado from selling all or substantially all of its assets or entering into a merger or engaging in a reclassification, recapitalization or change of the terms of any of its outstanding Common Shares unless, in connection therewith, all limited partners (other than Vornado and entities controlled by it) will have the right to elect to receive, or will receive, for each Unit an amount of cash, securities or other property equal to the Conversion Factor (as defined in the Partnership Agreement) multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to such Unit in consideration of one such share.

      The Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the shares) of Vornado and that other entity owns assets and conducts businesses outside of the Operating Partnership.

            RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS

            Generally, the limited partners may not transfer any of their rights as a limited partner for a period of one year after the closing of the Consolidation without the consent of Vornado, which consent Vornado may withhold in its sole discretion. Any attempted transfer in violation of this restriction will be void ab initio and without any force or effect. Beginning one year after the closing of the Consolidation, such limited partners (other than Vornado and certain members of the Mendik Group and its affiliates) may transfer all or any portion of their Units without restriction as long as they satisfy certain requirements set forth in the Partnership Agreement. In addition, such limited partners (other than Vornado) may dispose of their Units following the expiration of an initial holding period of one or two years after the closing of the Consolidation (the "Initial Holding Period") by exercising their Unit Redemption Right(as defined below). See "--Redemption of Units" below.

            The right of any permitted transferee of Units to become a substituted limited partner is subject to the consent of Vornado, which consent Vornado may withhold in its sole and absolute discretion. If Vornado does not consent to the admission of a transferee of Units as a substituted limited partner, then the transferee will succeed to the economic rights and benefits attributable to such Units (including the Unit Redemption Right described below), but will not become a limited partner or possess any other rights of limited partners (including the right to vote).

            REDEMPTION OF UNITS

            At any time after the Initial Holding Period (subject to certain limitations), holders of Units (other than Series A Preferred Units) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Common Share for each Unit redeemed or, at the option of Vornado, one Common Share for each Unit tendered (the "Unit Redemption Right"). Subject to certain limitations, holders of Units (other than Vornado) may exercise their Unit Redemption Right by providing notice to the Operating Partnership after the expiration of the Initial Holding Period. Unless Vornado elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, a redeeming limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the New York Stock Exchange for the ten trading days before the day on which the redemption notice was given (the "Cash Redemption Price"). In lieu of the Operating Partnership's acquiring the Units for cash, Vornado will have the right (except as described below, if the Common Shares are not publicly traded) to elect to acquire the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, Vornado will become the owner of such Units. In addition, any Class C, Class D or Class E Units acquired by Vornado in connection with satisfaction of the Unit Redemption Right will automatically convert to Class A Units upon acquisition by Vornado. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions for the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. The redemption generally will occur on the tenth business day (or, if Vornado's Common Shares are not then publicly traded, the 30th business day) after the notice to the Operating Partnership, except that no redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of Vornado's Declaration of Trust or under applicable Federal or state securities laws as long as the Common Shares are publicly traded.

            In addition to the foregoing, during the period from the 91st day after the closing of the Consolidation until the first anniversary of the Consolidation holders of Class E Units will have the right to redeem those Units for cash at a 6% discount from the then applicable Cash Redemption Price.

            In the event that a limited partner exercises his or her Unit Redemption Right within two years of the closing of the Consolidation then:

            (i) if such partner's Units are redeemed or purchased for cash, the receipt of such cash will be conditioned upon Vornado's satisfaction that any Transfer Taxes payable by reason of such partner's failure to satisfy the retention requirement are paid or adequately provided for; and

            (ii) if Vornado purchases such partner's Units for Common Shares then, as a condition to receiving such Common Shares, the redeeming partner will be required to place in escrow with the Operating Partnership an amount equal to the transfer taxes which would have been incurred by reason of such partner's failure to satisfy the retention requirement if such partner had disposed of such Common Shares on the date of such partner's exercise of the Unit Redemption Right. To the extent not used to pay transfer taxes, the escrowed funds will be released to the partner two years after the Consolidation.

            In the event that the Common Shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of the shares of Vornado (referred to as the "Parent Entity"), the Unit Redemption Right will be determined by reference to the publicly-traded stock of the Parent Entity and the general partner will have the right to elect to acquire the Units to be redeemed for publicly traded stock of the Parent Entity. In the event that the Common Shares are not publicly traded and there is no Parent Entity with publicly-traded stock, the Unit Redemption Right would be based upon the fair market value of the Operating Partnership's assets at the time the Unit Redemption Right is exercised (as determined in good faith by Vornado), and Vornado and the Operating Partnership would be obligated to satisfy the Unit Redemption Right in cash, payable on the thirtieth business day after notice to the Operating Partnership of exercise of the Unit Redemption Right.

            NO WITHDRAWAL BY LIMITED PARTNERS

            No limited partner has the right to withdraw from or reduce his or her capital contribution to the Operating Partnership, except as a result of the redemption, exchange or transfer of Units pursuant to the terms of the Partnership Agreement.

            ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

            Vornado is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue limited partnership interests to Vornado, to the limited partners and to other persons for such consideration and upon on such terms and conditions as Vornado deems appropriate. The Operating Partnership also may issue partnership interests in different series or classes. Until such time as all Class C, Class D and Class E Units issued in the Consolidation are no longer outstanding (whether by conversion, redemption or otherwise), the Partnership Agreement prohibits the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Consolidation and then outstanding (taken together as a group). If Units are issued to Vornado, then Vornado must issue shares of beneficial interest in connection therewith and must contribute to the Operating Partnership the proceeds received by Vornado from such issuance. Consideration for partnership interests may be cash or any property or other assets permitted by the Partnership Act. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

            MEETINGS; VOTING

            Meetings of the limited partners may be proposed and called only by Vornado. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action so taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting of the limited partners at which all limited partners entitled to vote on such action were present. On matters in which limited partners are entitled to vote, each limited partner (including Vornado to the extent it holds Units) will have a vote equal to the number of Units he or she holds. At this time, there is no voting preference among the classes of Units. A transferee of Units who has not been admitted as a substituted limited partner with respect to such Units will have no voting rights with respect to such Units (even if such transferee holds other Units as to which it has been admitted as a limited partner) and Units owned by such transferee will be deemed to be voted on any matter in the same proportion as all other interests held by limited partners are voted. The Partnership Agreement does not provide for annual meetings of the limited partners, and the Operating Partnership has been informed by Vornado that it does not anticipate calling such meetings.

            AMENDMENT OF THE PARTNERSHIP AGREEMENT

            Amendments to the Partnership Agreement may be proposed only by Vornado. Subject to the limitations described below, Vornado will generally have the power, without the consent of any limited partners, to amend the Partnership Agreement as may be required to reflect any changes to the agreement that Vornado deems necessary or appropriate in its sole discretion, provided that such amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by the special voting provisions described below.

            The Partnership Agreement provides that it generally may not be amended with respect to any partner adversely affected by such amendment without the consent of such partner if the amendment would (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) amend Section 7.11.A of the Partnership Agreement (prohibiting Vornado from taking any action in contravention of an express prohibition or limitation in the Partnership Agreement without the written consent of all partners adversely affected thereby or such lower percentage as may be specifically provided for in the Partnership Agreement or under Delaware law), (iv) amend Article V (describing distributions), Article VI (describing allocations of income and loss for capital account purposes), or
Section 13.2.A(3) (providing for distributions, after payment of partnership debts, among partners according to their capital accounts in connection with a winding up of the Operating Partnership), (v) amend Section 8.6 (providing redemption rights) or
(vi) amend the provision being described in this paragraph.

            In addition, except with the consent of a majority of the limited partners (excluding Vornado and entities controlled by it) Vornado may not amend
Section 4.2.A (authorizing issuance of additional limited partnership interests), Section 5.l.C (requiring that if Vornado is not a REIT or a publicly traded entity it must for each taxable year make cash distributions equal to at least 95% of the Operating Partnership's taxable income), Section 7.5 (prohibiting Vornado from conducting any business other than in connection with the ownership of interests in the Operating Partnership except with the consent of a majority of the limited partners, excluding Vornado and any entity it controls), Section 7.6 (limiting the Operating Partnership's ability to enter transactions with affiliates), Section 7.8 (describing limits on partners' liabilities to the Operating Partnership), Section 11.2 (limiting Vornado's ability to transfer its interests in the Operating Partnership), Section 13.1 (describing the manner and circumstances in which the Operating Partnership will be dissolved), Section 14.1.C (setting forth the limitations on amendments being described in this paragraph) and Section 14.2 (describing the rules governing meetings of partners).

            BOOKS AND REPORTS

            Vornado is required to keep the Operating Partnership's books and records at the principal office of the Operating Partnership. The books of the Operating Partnership are required to be maintained for financial and tax reporting purposes on an accrual basis. The limited partners will have the right, subject to certain limitations, to receive copies of the most recent Commission filings by Vornado, the Operating Partnership's Federal, state and local income tax returns, a list of limited partners, the Partnership Agreement and the partnership certificate and all amendments thereto.

            Vornado may keep confidential from the limited partners any information that Vornado believes to be in the nature of trade secrets or other information the disclosure of which Vornado in good faith believes is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

            Vornado will furnish to each limited partner, no later than the date on which Vornado mails its annual report to its shareholders, an annual report containing financial statements of the Operating Partnership (or Vornado, if it prepares consolidated financial statements including the Operating Partnership) for each fiscal year, including a balance sheet and statements of operations, cash flow, partners' equity and changes in financial position. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by Vornado. In addition, if and to the extent that Vornado mails quarterly reports to its shareholders, Vornado will furnish to each limited partner, no later than the date on which Vornado mails such reports to its shareholders, a report containing unaudited financial statements of the Operating Partnership (or Vornado) as of the last day of the calendar quarter and such other information as may be required by applicable law or regulation or as Vornado deems appropriate.

            Vornado will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

            POWER OF ATTORNEY

            Pursuant to the terms of the Partnership Agreement, each limited partner and each assignee appoints Vornado, any liquidator, and the authorized officers and attorneys-in-fact of each, as such limited partner's or assignee's attorney-in-fact to do the following: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices various certificates, documents and other instruments (including, among other things, the Partnership Agreement and the certificate of limited partnership and all amendments or restatements thereof) that Vornado deems appropriate or necessary to effectuate the terms or intent of the Partnership Agreement. The Partnership Agreement provides that such power of attorney is irrevocable, will survive the subsequent incapacity of any limited partner and the transfer of all or any portion of such limited partner's or assignee's Units and will extend to such limited partner's or assignee's heirs, successors, assigns and personal representatives.

            DISSOLUTION, WINDING UP AND TERMINATION

            The Operating Partnership will continue until December 31, 2095 (as such date may be extended by the general partner in its sole discretion), unless sooner dissolved and terminated. The Operating Partnership will be dissolved prior to the expiration of its term, and its affairs wound up upon the occurrence of the earliest of (i) the withdrawal of Vornado as general partner without the permitted transfer of Vornado's interest to a successor general partner (except in certain limited circumstances); (ii) the sale of all or substantially all of the Operating Partnership's assets and properties (subject to certain exceptions set forth in the Partnership Agreement); (iii) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act; (iv) the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than Vornado) may vote to continue the Operating Partnership and substitute a new general partner in place of Vornado); or (v) on or after January 1, 2046, on election by Vornado, in its sole and absolute discretion. Upon dissolution, Vornado, as general partner, or any liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement.

            TERMS OF SERIES A PREFERRED UNITS

            The Operating Partnership currently has 5,750,000 Series A Preferred Units outstanding with terms that substantially mirror the economic terms of the Series A Preferred Shares of Vornado. All of the Series A Preferred Units are owned and held by Vornado.

            Ranking

            The Series A Preferred Units will rank senior to the Junior Units (as defined below) with respect to payment of distributions and amounts upon liquidation, dissolution or winding up of the general partner or the Operating Partnership. While any Series A Preferred Units are outstanding, the general partner may not authorize the creation of units of any class or series or any interest in the Operating Partnership convertible into units of any class or series ranking prior to the Series A Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the general partner or the Operating Partnership or in the payment of distributions unless (i) such units are issued to the general partner, (ii) the distribution and redemption (but not voting) rights of such units are substantially similar to the terms of securities issued by the general partner and (iii) the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Operating Partnership. However, the General Partner may create additional classes of units or issue series of preferred units ranking on a parity with the Series A Preferred Units with respect, in each case, to the payment of distributions and amounts upon liquidation, dissolution and winding up (a "Parity Unit") without the consent of any holder of Series A Preferred Units. As used herein, the term "Junior Unit" means the Class A, Class C, Class D and Class E Units, and any other class of units of the Operating Partnership now or hereafter issued and outstanding that ranks junior to the Series A Preferred Units as to the payment of distributions or amounts upon liquidation, dissolution and winding up of the general partner or the Operating Partnership.

            Distributions

            Vornado, in its capacity as the holder of the Series A Preferred Units, shall be entitled to receive, when, as and if declared by the general partner, distributions payable in cash at the rate per annum of $3.25 per Series A Preferred Unit (the "Annual Distribution Rate"). Such distributions are cumulative and payable quarterly, when, as and if authorized and declared by the general partner, in arrears on the first calendar day of January, April, July and October of each year, commencing July 1, 1997. Distributions are cumulative from the most recent distribution payment date to which distributions have been paid. Accrued and unpaid distributions for any past distribution periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

            No distribution will be declared or paid on any Parity Unit unless full cumulative distributions have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A Preferred Units for all prior dividend periods; provided, however, that if accrued distributions on the Series A Preferred Units for all prior distribution periods have not been paid in full then any distribution declared on the Series A Preferred

Units for any distribution period and on any Parity Unit will be declared ratably in proportion to accrued and unpaid distributions on the Series A Preferred Units and such Parity Units.

            The Operating Partnership will not (i) declare, pay or set apart funds for the payment of any distribution with respect to any Junior Units (other than in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Units (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the general partner or any subsidiary, or redemptions for the purpose of preserving Vornado's qualification as a REIT), unless (A) all cumulative distributions with respect to the Series A Preferred Units and any Parity Units at the time such distributions are payable have been paid or funds have been set apart for payment of such distributions and (B) sufficient funds have been paid or set apart for the payment of the distribution for the current distribution period with respect to the Series A Preferred Units and any Parity Units.

            Redemption

            Except in connection with the redemption of the Series A Preferred Shares by the General Partner as permitted by the Amended and Restated Declaration of Trust (the "Declaration of Trust") of Vornado in order to preserve Vornado's status as a REIT, the Series A Preferred Units are not redeemable prior to April 1, 2001. On and after April 1, 2001, the general partner may, at its option, cause the Operating Partnership to redeem the Series A Preferred Units for Class A Units, in whole or in part, at any time, provided that the general partner shall redeem an equivalent number of Series A Preferred Shares. Such redemption of Series A Preferred Units will occur substantially concurrently with the redemption by the general partner of such Series A Preferred Shares (the "Redemption Date"). Upon redemption of Series A Preferred Units by the general partner on the Redemption Date, each Series A Preferred Unit so redeemed will be converted into a number of Class A Units equal to the aggregate Liquidation Preference (as defined below) of the Series A Preferred Units being redeemed divided by the Conversion Price (as defined below) as of the opening of business on the Redemption Date.

            Upon any redemption of Series A Preferred Units, the Operating Partnership will pay any accrued and unpaid distributions in arrears for any distribution period ending on or prior to the Redemption Date. If the Redemption Date falls after a dividend payment record date and prior to the corresponding dividend payment date, then the general partner, in its capacity as the holder of Series A Preferred Units, will be entitled to distributions payable on the equivalent number of Series A Preferred Units as the number of the Series A Preferred Shares with respect to which the general partner is required, pursuant to the terms of the Declaration of Trust, to pay to the holders of Series A Preferred Shares at the close of business on such dividend payment record date for the Series A Preferred Shares who, pursuant to such Declaration of Trust, are entitled to the dividend payable on such Series A Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series A Preferred Shares before such dividend payment date. Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units called for redemption or on the Class A Units issued upon such redemption.

            If full cumulative distributions on the Series A Preferred Units and any other series or class or classes of Parity Units of the Operating Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series A Preferred Shares or shares of beneficial interest ranking on a parity with such Series A Preferred Shares as permitted under the Declaration of Trust in order to maintain Vornado's status as a REIT, the Series A Preferred Units may not be redeemed in part and the Operating Partnership may not purchase, redeem or otherwise acquire Series A Preferred Units or any Parity Units other than in exchange for Junior Units.

            Liquidation Preference

            In the event of any liquidation, dissolution or winding up of the Operating Partnership or the general partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Operating Partnership are made to or set apart for the holders of Junior Units, the general partner, in its capacity as the holder of the Series A Preferred Units is entitled to receive $50.00 per Series A Preferred Unit (the "Liquidation Preference") plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the general partner, in its capacity as such holder, and no more.

            If, upon any such liquidation, dissolution or winding up of the Operating Partnership or the general partner, the assets of the Operating Partnership, or proceeds thereof, distributable to the general partner, in its capacity as the holder of Series A Preferred Units, is insufficient to pay in full the Liquidation Preference and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, will be distributed among the general partner, in its capacity as the holder of such Series A Preferred Units, and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. None of: (i) a consolidation or merger of the Operating Partnership or the general partner with one or more entities, (ii) a statutory share exchange by the Operating Partnership or the general partner and (iii) a sale or transfer of all or substantially all of the Operating Partnership's or the general partner's assets, will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Operating Partnership or General Partner.

            Conversion Rights

            The general partner, in its capacity as the holder of Series A Preferred Units, has the right to convert all or a portion of such Series A Preferred Units into a number of Class A Units (provided that an equivalent number of Series A Preferred Shares are substantially concurrently therewith being converted into Common Shares) obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Units by the Conversion Price (as defined below); provided, however, that the right to convert Series A Preferred Units called for redemption will terminate at the close of business on the Redemption Date fixed for such redemption, unless the Operating Partnership defaults in making payment of the Class A Units and any cash payable upon such redemption.

            "Conversion Price" means the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to the terms of the Series A Preferred Shares and the Declaration of Trust. The initial conversion price is $72.75 (equivalent to a conversion rate of 0.68728 Common Shares for each Series A Preferred Share). The Conversion Price will be adjusted from time to time at the same time and in a like manner as set forth in the Declaration of Trust.

            Voting Rights

            Except as may be required by law, the general partner, in its capacity as the holder of the Series A Preferred Units, is not be entitled to vote at any meeting of the partners or for any other purpose or otherwise to participate in any action taken by the Operating Partnership or the partners, or to receive notice of any meeting of the partners.


ITEM 12.    INDEMNIFICATION OF TRUSTEES AND OFFICERS

            The Operating Partnership is managed by Vornado, which owns an approximate 90.4% interest in, and serves as general partner of the Operating Partnership.

            The Partnership Agreement provides, generally, for the indemnification of an "Indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the Operating Partnership unless it is established that (i) the act of omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or
(iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes (i) any person made a party to a proceeding by reason of its status as (A) the general partner of the Operating Partnership, (B) a limited partner of the Operating Partnership or (C) an officer of the Operating Partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the Operating Partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating Partnership, and in no event may an Indemnitee subject the limited partners of the Operating Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Operating Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

            Vornado's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding,
(b) any trustee or officer who, at the request of Vornado, serves or has served another trust, corporation or other entity as a director, officer, partner, or trustee and (c) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status provided that Vornado shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado,
(ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland Corporations. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of Vornado pursuant to the foregoing provisions or otherwise, Vornado has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, the indemnification may be limited by state securities laws.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

            See Index to Financial Statements on Page F-1 of the Registration Statement.


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT AUDITORS ON ACCOUNTING AND FINANCIAL DISCLOSURE

            Not applicable.


ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements and Financial Statement Schedules

            See "Index to Financial Statements" on page F-1 of this Form 10.

            In addition, the following financial statements are filed as exhibits hereto and are incorporated by reference herein:

            (i) Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994 for Vornado Realty Trust (including independent auditors' report);

            (ii) Consolidated Financial Statements and Financial Statement Schedules for the quarterly period ended March 31, 1997 for Vornado Realty Trust;

            (iii) Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two Penn Plaza Associates L.P. (a Limited Partnership) (including independent auditors' report);

            (iv) Combined financial statements for the years ended December 31, 1996, 1995 and 1994 for M Eleven Associates, M 393 Associates and Eleven Penn Plaza Company (General Partnerships) (including independent auditors' report);

            (v) Financial statements for the years ended December 31, 1996, 1995 and 1994 for 1740 Broadway Associates, L.P. (a Limited Liability Company) (including independent auditors' report);

            (vi) Financial statements for the years ended December 31, 1996, 1995 and 1994 for 866 U.N. Plaza Associates LLC (a Limited Liability Company) (including independent auditors' report);

            (vii) Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two Park Company (a New York general partnership) (including independent auditors' report);

            (viii) Financial statements for the years ended December 31, 1996, 1995 and 1994 for B&B Park Avenue L.P. (a Limited Partnership) (including independent auditors' report);

            (ix) Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994 for Alexander's, Inc. (including independent auditors' report)


(b)  Exhibits

      3.1 -- First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 15, 1997

      4.1 -- Form of Specimen Certificate Evidencing Partnership Interests in Vornado Realty L.P.

     10.1 -- Master Consolidation Agreement, dated March 12, 1997, among Vornado Realty Trust, Vornado/Saddle Brook L.L.C., The Mendik Company, L.P. and various parties defined therein (incorporated by reference to Exhibit 2.1 of Vornado Realty Trust's Current Report on Form 8-K, dated March 12, 1997 (File No. 001-11954), filed on March 26, 1997)

     10.2 -- Credit Agreement, dated as of April 15, 1997, between Vornado Realty L.P., as Borrower, Vornado Realty Trust, as General Partner, and Union Bank of Switzerland (New York Branch), as Bank and Union Bank of Switzerland (New York Branch), as Administrative Agent (incorporated by reference to Exhibit 10.1 of Vornado Realty Trust's Current Report on Form 8-K, dated April 15, 1997 (File No. 001-11954), filed on April 30, 1997)

     10.3 -- Indenture, dated as of November 24, 1993, between Vornado Finance Corp. and Bankers Trust Company, as Trustee (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1993, filed on December 1, 1993)

     10.4 -- Master Agreement and Guaranty, dated as of May 1, 1992, between Vornado, Inc. and Bradlees New Jersey, Inc. (incorporated by reference to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992, filed on May 8, 1992)

     10.5 -- Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of November 24, 1993, made by each of the entities listed therein, as mortgagors to Vornado Finance Corp., as mortgagee (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1993, filed on December 1, 1993)

     10.6 -- Management Agreement, dated July 13, 1992, between Interstate Properties and Vornado, Inc. (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1992, filed on February 16, 1993)

     10.7 -- Management and Development Agreement, dated as of February 6, 1995 (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated February 6, 1995, filed on February 21,
              1995)

     10.8 -- Standstill and Corporate Governance Agreement, dated as of February 6, 1995 (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated February 6, 1995, filed on February 21, 1995)

     10.9 -- Credit Agreement, dated as of March 15, 1995, between Alexander's, Inc., as borrower, and Vornado Lending Corp., as lender (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 23, 1995)

     10.10 -- Subordination and Intercreditor Agreement, dated as of March 15, 1995, among Vornado Lending Corp., Vornado Realty Trust and First Fidelity Bank, National Association (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 23, 1995)

     11    -- Statement Re Computation of Per Share Earnings

     12    -- Consolidated Ratio of Earnings to Fixed Charges and Combined
              Fixed Charges and Preferred Share Dividend Requirements

     21    -- Subsidiaries of the Registrant

     27    -- Financial Data Schedule

     99.1 -- Item 8. Financial Statements and Supplementary Data, pages 24 through 42 of Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1996

     99.2 -- Item 1. Financial Statements, pages 3 through 9 of Vornado Realty Trust's Quarterly Report on Form 10-Q for the period ended March 31, 1997

     99.3 -- Annexes A through E, Financial Statements, pages 17 through 90 of Vornado Realty Trust's

                  Current Report on Form 8-K, dated March 12, 1997, as filed with the Securities and Exchange Commission on March 26, 1997

      99.4  --    Annex F, Financial Statements, pages 5 through 15 of Vornado
                  Realty Trust's Amendment No. 1 to Current Report on Form
                  8-K/A, dated March 12, 1997, as filed with the Securities and Exchange Commission on April 1, 1997.

      99.5  --    Pages 3 through 4 and 10 through 22 of Vornado Realty Trust's
                  Proxy Statement and Notice of Annual Meeting of Shareholders held on May 28, 1997

      99.6  --    Item 8. Financial Statements and Supplementary Data, pages 21 through 38 of Alexander's, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                    Page
                                                                    ----
       Vornado Realty, L.P.

           Condensed Consolidated Pro forma Financial Data
           (unaudited):                                              F-2

            Condensed Consolidated Pro forma Balance Sheet
            as at March 31, 1997                                     F-3

            Condensed Consolidated Pro forma Statement of
            Income for the Three Months Ended March 31, 1997         F-4

            Notes to Condensed Consolidated Pro forma
            Financial Statements as at and for the Three
            Months Ended March 31, 1997                              F-5

            Condensed Consolidated Pro forma Balance Sheet
            as of December 31, 1996                                  F-6

            Condensed Consolidated Pro forma Statement of
            Income for the Year Ended December 31, 1996              F-7

            Notes to Condensed Consolidated Pro forma
            Financial Statements as at and for the Year
            Ended December 31, 1996                                  F-8

           Schedules:

           I - Financial Statements of the Mendik Predecessors:

             Combined Balance Sheets as at March 31, 1997 and
             December 31, 1996                                       F-9

             Combined Statements of Income for the Three Months
             Ended March 31, 1997 and 1996                          F-10

             Combined Statement of Owners' Equity
             for the Three Months Ended March 31, 1997              F-11

             Combined Statement of Cash Flows for the Three
             Months Ended March 31, 1997                            F-12

             Notes to Consolidated Financial Statements             F-14


           III - Real Estate and Accumulated Depreciation           F-32


           Schedules other than those listed above are omitted because they are not applicable.

             CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION


         The unaudited condensed consolidated pro forma financial information set forth below presents (i) the condensed consolidated pro forma statement of income for the Operating Partnership for the year ended December 31, 1996 and the three months ended March 31, 1997 as if the Mendik Transaction and certain related transactions were consummated and the offering by Vornado of Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the "Offering") and the use of proceeds therefrom had occurred on January 1, 1997 and 1996, respectively, and (ii) the condensed consolidated pro forma balance sheet of the Operating Partnership as of March 31, 1997 and December 31, 1996 as if the Mendik Transaction and certain related transactions were consummated and the Offering and the use of proceeds therefrom had occurred on March 31, 1997 and December 31, 1996.

         The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had the Mendik Transaction and related transactions been consummated and had the Offering and the use of proceeds therefrom occurred on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period. The results of operations for the period ended March 31, 1997 are not necessarily indicative of the operating results for the full year.

         The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's consolidated financial statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the period ended March 31, 1997 and the financial statements of the significant entities involved in the Mendik Transaction previously included in the Company's Current Report on Form 8-K, dated March 12, 1997, as amended by the Current Report on Form 8-K/A, dated March 12, 1997; copies of such financial statements and notes thereto are filed as exhibits hereto and incorporated by reference herein. In management's opinion, all adjustments necessary to reflect the Mendik Transaction and the related transactions and the Offering and the use of proceeds therefrom have been made.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                                 MARCH 31, 1997
                             (Amounts in thousands)

                                                                                                  Operating
                                        Historical        Historical         Pro Forma           Partnership
                                         Vornado            Mendik          Adjustments           Pro Forma
                                        ----------        ----------        -----------          -----------
ASSETS:
  Real estate, net                      $ 243,647         $ 186,687         $  385,722  (A)      $   816,056
  Cash and cash equivalents               120,816            45,680           (263,721) (A)          133,095
                                                                               (45,680) (A)
                                                                               276,000  (B)
  Investment in and advances
    to Alexander's, Inc.                  109,884                                                    109,884
  Investment in partnerships                                 20,103                                   20,103
  Investment in Management
    Company                                                                      7,425  (A)            7,425
  Officer's deferred compensation
    expenses                               16,668                                                     16,668
  Mortgage note receivable                 16,918                                                     16,918
  Receivable arising from straight-
    lining of rents                        17,721            38,787            (38,787) (A)           17,721
  Other assets                             35,831            48,123             (6,750) (A)           56,710
                                                                               (16,870) (A)
                                                                                (3,624) (C)
                                        ---------         ---------         ----------           -----------
                                        $ 561,485         $ 339,380         $  293,715           $ 1,194,580
                                        =========         =========         ==========           ===========

LIABILITIES:
  Notes and mortgages payable           $ 232,197         $ 283,466         $   (5,000) (A)      $   398,651
                                                                              (112,021) (A)
  Due for US Treasury Obligations           9,778                                                      9,778
  Deferred leasing fee income              11,575                                                     11,575
  Officer's deferred compensation
    payable                                25,000                                                     25,000
  Negative investment in partnership                          5,216             (5,216) (A)             --
  Other liabilities                        13,673            14,026               (314) (C)           27,385
                                        ---------         ---------         ----------           -----------
                                          292,223           302,708           (122,542)              472,389
                                        ---------         ---------         ----------           -----------

PARTNERSHIP EQUITY                        269,262            36,672            176,929  (A)          722,191
                                                                               276,000  (B)
                                                                               (36,672) (A)
                                        ---------         ---------         ----------           -----------
                                        $ 561,485         $ 339,380         $  293,715           $ 1,194,580
                                        =========         =========         ==========           ===========

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                   (Amounts in thousands except share amounts)

                                                                                                            OPERATING
                                                                  HISTORICAL   HISTORICAL    PRO FORMA     PARTNERSHIP
                                                                    VORNADO     MENDIK      ADJUSTMENTS     PRO FORMA
                                                                  ----------  -----------   -----------    -----------
    REVENUES:
         Property rentals                                         $  22,467   $  32,587     $  1,768 (E)    $  42,391
                                                                                                 (74)(C)
                                                                                             (14,357)(K)
         Expense reimbursements                                       6,210       2,751          (13)(C)        8,948
         Other income                                                   620       1,285       (1,285)(C)          620
                                                                  ---------   ---------     ---------       ---------
                                                                     29,297      36,623      (13,961)          51,959
                                                                  ---------   ---------     ---------       ---------
    EXPENSES:
         Operating                                                    8,507      11,432           29 (H)       19,789
                                                                                                (179)(C)
         Depreciation and amortization                                2,967       5,678        2,462 (F)        8,977
                                                                                                 (29)(C)
                                                                                              (2,101)(K)
         General and administrative                                   1,845       2,611       (1,668)(C)        2,113
                                                                                                (675)(K)
         Amortization of officers deferred
            compensation expense                                      6,249                                     6,249
                                                                  ---------   ---------     ---------       ---------
                                                                     19,568      19,721       (2,161)          37,128
                                                                  ---------   ---------     ---------       ---------
    Operating income                                                  9,729      16,902      (11,800)          14,831
    Income applicable to Alexander's                                  1,405                                     1,405
    Equity in net income of management companies                        217                      512 (C)          729
    Equity in net income of investees                                               228          439 (I)          667
    Interest income on mortgage note receivable                         612                                       612
    Interest & dividend income                                        1,518       1,051           (8)(C)        2,561
    Interest & debt expense                                          (4,078)     (5,589)       2,254 (D)       (7,413)
    Net gain on marketable securities                                   287                                       287
                                                                  ---------   ---------     ---------
Net income                                                            9,690      12,592       (8,603)          13,679
Preferred unit distributions                                           --          --         (4,950)(G)       (4,950)
Preferential allocations                                               --          --         (2,593)(J)       (2,593)
                                                                  =========   =========     =========       =========
Net income applicable to Class A units                            $   9,690   $  12,592(1)  $ (16,146)      $   6,136
                                                                  =========   =========     =========       =========

Net income per Class A unit, based on
    26,549,698 units                                              $    0.36                                 $    0.23
                                                                  =========                                 =========
OTHER DATA:
Funds from Operations(1):
    Net income applicable to Class A units                        $   9,690   $  12,592     ($16,146)       $   6,136
    Depreciation & amortization of real property                      2,831       5,678          361            8,870
    Straight-lining of property rent escalations                       (669)       (259)      (1,768)          (2,696)
    Leasing fees received in excess of income recognized                454         454
    Proportionate share of adjustments to income
      from equity investments to arrive at FFO                          (76)        687         (243)             368
                                                                  =========   =========     =========       =========
                                                                  $  12,230   $  18,698     ($17,796)       $  13,132
                                                                  =========   =========     =========       =========

CASH FLOW PROVIDED BY(USED IN):
    Operating activities                                             19,753        (671)       4,071           23,153
    Investing activities                                               (283)     (5,652)    (328,638)        (334,573)
    Financing activities                                            (16,739)     (3,858)     290,287          269,690

(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternatve to cash flows as a measure of liquidity. The Operating Partnership's definition of funds from operations does not conform to the NAREIT definition because the Operating Partnership deducts the effect of the straight-lining of property rentals for rent escalations

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
               AS AT AND FOR THE THREE MONTHS ENDED MARCH 31,1997

  (A) The Mendik acquisition will be recorded under "purchase accounting" applying the provisions of Accounting Principles Board Opinion No. 16. The respective purchase costs will be allocated to acquired assets and assumed liabilities using their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. Accordingly, the excess of the purchase cost over the net assets acquired has not yet been allocated to individual assets and liabilities. However, the Operating Partnership believes that the excess purchase price will be allocated principally to real estate.

             The purchase costs and preliminary allocation of the excess of cost over net assets acquired is as follows: (in thousands)


Issuance of units of operating partnership                                        $ 176,929
Cash paid directly associated with the Mendik acquisition:
     Acquisition of partnership interest                            $ 109,508
     Cash used to reduce existing debt                                112,012
     Acquisition of Mendik management operations                        7,425
     Fees and expenses                                                 26,607
     Other                                                              8,169       263,721
                                                                    ---------     ---------
Purchase Price                                                                      440,650
                                                                                  ---------
Pro forma net book value of assets acquired:
Net book value of assets acquired per historical
   financial statements                                                              36,672
Write-off of deferred assets:
     Receivable arising from the straight-lining of rents                           (38,787)
     Tenant acquisition costs                                                        (6,750)
     Deferred lease fees and loan costs                                             (16,870)
Cash not acquired                                                                   (45,680)
Cash used to reduce existing debt                                                   112,012
Debt forgiven                                                                         5,000
Negative investment in partnerships                                                   5,216
                                                                                  ---------
Pro forma net book value of assets acquired                                          50,813
                                                                                  ---------
Pro forma excess of purchase cost over net assets
   acquired                                                                       $ 389,837
                                                                                  =========
Preliminary allocation of excess:
     Allocated to Mendik management operations                                    $   4,115
     Allocated to real estate                                                       385,722
                                                                                  ---------
                                                                                  $ 389,837
                                                                                  =========
The total purchase price of $440,650 above excludes the following:
     Debt - wholly owned properties                                 $ 166,262
               - partially owned properties                            49,279       215,541
                                                                    ---------
Purchase price, as above                                                            440,650
                                                                                  ---------
Total purchase price, including debt                                              $ 656,191
                                                                                  =========

(B) Reflects proceeds from issuance of $3.25 Series A Convertible Preferred Offering of $287,500, net of underwriting discount of $11,500.

(C) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management operations under the equity method of accounting.

(D) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of debt.

(E) To adjust rentals arising from the straight-lining of property rentals for rent escalations.

(F) Increase in depreciation due to preliminary allocation of purchase price.

(G) To reflect unit distributions at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the acquisition.

(H)      Increase in operating expenses due to contract changes.

(I) Increase in equity in investees, due to net decrease in interest expense on refinanced debt.

(J)      To reflect preferential allocations.

(K) To eliminate non-recurring items: lease cancellation income of $14,357, the write-off of related costs of $2,101, and general & administrative costs of $675

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                               DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                                                               OPERATING
                                           HISTORICAL       HISTORICAL       PRO FORMA        PARTNERSHIP
                                            VORNADO           MENDIK        ADJUSTMENTS        PRO FORMA
                                           ----------       ----------      -----------       -----------
ASSETS:
  Real estate, net                          $246,249         $187,433        $ 390,950 (A)    $  824,632
  Cash and cash equivalents                  117,245           50,654         (263,721)(A)       129,270
                                                                               (50,908)(A)
                                                                               276,000 (B)
  Investment in and advances to
    Alexander's, Inc.                        107,628                                             107,628
  Investment in partnerships                                   19,863                             19,863
  Investment in Management
    Company                                                                      7,425 (A)         7,425
  Officer's deferred compensation
    expense                                   22,917                                              22,917
  Mortgage note receivable                    17,000                                              17,000
  Receivable arising from straight-
    lining of rents                           17,052           42,219          (42,219)(A)        17,052
  Other assets                                37,113           42,855           (6,908)(A)        52,673
                                                                               (17,718)(A)
                                                                                (2,669)(C)
                                            --------         --------        ---------        ----------
                                            $565,204         $343,024        $ 290,232        $1,198,460
                                            ========         ========        =========        ==========

LIABILITIES:
  Notes and mortgages payable               $232,387         $283,847        $  (5,000)(A)    $  399,222
                                                                              (112,012)(A)
  Due for US Treasury Obligations              9,636                                               9,636
  Deferred leasing fee income                  8,373                                               8,373
  Officer's deferred compensation
    payable                                   25,000                                              25,000
  Negative investment in partnership                           5,399            (5,399)(A)           -
  Other liabilities                           13,551          13,806              (314)(C)        27,043
                                            --------        --------         ---------        ----------
                                             288,947         303,052          (122,725)          469,274
                                            --------        --------         ---------        ----------

PARTNERSHIP EQUITY                           276,257          39,972           176,929 (A)       729,186
                                                                               276,000 (B)
                                                                               (39,972)(A)
                                            --------        --------         ---------        ----------
                                            $565,204        $343,024         $ 290,232        $1,198,460
                                            ========        ========         =========        ==========


                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                    OPERATING
                                                       HISTORICAL  HISTORICAL   PRO FORMA          PARTNERSHIP
                                                         VORNADO     MENDIK    ADJUSTMENTS          PRO FORMA
                                                       ----------  ---------   -----------         ----------
REVENUES:
      Property rentals                                 $  87,424   $  87,261   $   7,071 (E)       $ 181,712
                                                                                     (44)(C)
      Expense reimbursements                              26,644      13,551                          40,195
      Other income                                         2,819       5,378      (5,378)(C)           2,819
                                                       ---------   ---------   ---------           ---------
                                                         116,887     106,190       1,649             224,726
                                                       ---------   ---------   ---------           ---------
EXPENSES:
      Operating                                           36,412      46,691         (39)(C)          83,180
                                                                                     116 (H)
      Depreciation and amortization                       11,589      14,133        (144)(C)          35,559
                                                                                   9,981 (F)
      General and administrative                           5,167       6,783      (3,788)(C)           8,162
      Amortization of officer's deferred compensation
         expense                                           2,083                                       2,083
                                                       ---------   ---------   ---------           ---------
                                                          55,251      67,607       6,126             128,984
                                                       ---------   ---------   ---------           ---------
Operating income                                          61,636      38,583      (4,477)             95,742
      Income applicable to Alexander's                     7,956                                       7,956
      Equity in net income of management companies         1,855                   1,471 (C)           3,326
      Equity in net income of investees                    1,663                   1,755 (I)           3,418
      Interest income on mortgage note receivable          2,579                                       2,579
      Interest and dividend income                         3,151       2,536         (20)(C)           5,667
      Interest and debt expense                          (16,726)    (23,998)      9,016 (D)         (31,708)
      Net gain on marketable securities                      913                                         913
                                                       ---------   ---------   ---------           ---------
Net income                                                61,364      18,784       7,745              87,893
Preferred unit distributions                                  --          --     (19,800)(G)         (19,800)
Preferential allocations                                      --          --     (10,372)(J)         (10,372)
                                                       =========   =========   =========           =========
Net income applicable to Class A units                 $  61,364   $  18,784   $ (22,427)          $  57,721
                                                       =========   =========   =========           =========
Net income per Class A unit, based on
      24,603,442 units                                 $    2.49                                   $    2.35
                                                       =========                                   =========
OTHER DATA:
Funds from Operations (1):
      Net income applicable to Class A units           $  61,364   $  18,784   $ (22,427)          $  57,721
      Depreciation and amortization of real property      10,583      14,133       9,837              34,553
      Straight-lining of property rent escalations        (2,676)     (1,783)     (7,071)            (11,530)
      Leasing fees received in excess of income
         recognized                                        1,805                                       1,805
      Proportionate share of adjustments to income
         from equity investments to arrive at FFO         (1,760)      2,747        (970)                 17
                                                       =========   =========   =========           =========
                                                       $  69,316   $  33,881   $ (20,631)          $  82,566
                                                       =========   =========   =========           =========

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                              70,703      29,267       9,407             109,377
        Investing activities                              14,912      (8,262)   (328,638)           (321,988)
        Financing activities                             (15,046)    (11,706)    270,209             243,457


---------

(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. The Operating Partnership's definition of funds from operations does not conform to the NAREIT definition because the Operating Partnership deducts the effect of the straight-lining of property rentals for rent escalations.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                  AS AT AND FOR THE YEAR ENDED DECEMBER 31,1996

  (A) The Mendik acquisition will be recorded under "purchase accounting" applying the provisions of Accounting Principles Board Opinion No. 16. The respective purchase costs will be allocated to acquired assets and assumed liabilities using their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. Accordingly, the excess of the purchase cost over the net assets acquired has not yet been allocated to individual assets and liabilities. However, the Operating Partnership believes that the excess purchase price will be allocated principally to real estate.

             The purchase costs and preliminary allocation of the excess of cost over net assets acquired is as follows: (in thousands)

Issuance of units of operating partnership                                        $ 176,929
Cash paid directly associated with the Mendik acquisition:
     Acquisition of partnership interest                            $ 109,508
     Cash used to reduce existing debt                                112,012
     Acquisition of Mendik management operations                        7,425
     Fees and expenses                                                 26,607
     Other                                                              8,169       263,721
                                                                    ---------     ---------
Purchase Price                                                                      440,650
                                                                                  ---------
Pro forma net book value of assets acquired:
Net book value of assets acquired per historical
   financial statements                                                              39,972
Write-off of deferred assets:
     Receivable arising from the straight-lining of rents                           (42,219)
     Tenant acquisition costs                                                        (6,908)
     Deferred lease fees and loan costs                                             (17,718)
Cash not acquired                                                                   (50,908)
Cash used to reduce existing debt                                                   112,012
Debt forgiven                                                                         5,000
Negative investment in partnerships                                                   5,399
                                                                                  ---------
Pro forma net book value of assets acquired                                          44,630
                                                                                  ---------
Pro forma excess of purchase cost over net assets
   acquired                                                                       $ 396,020
                                                                                  =========
Preliminary allocation of excess:
     Allocated to Mendik management operations                                    $   5,070
     Allocated to real estate                                                       390,950
                                                                                  =========
                                                                                  $ 396,020
                                                                                  =========
The total purchase price of $440,650 above excludes the following:
     Debt - wholly owned properties                                 $ 166,262
               - partially owned properties                            49,279       215,541
                                                                    ---------
Purchase price, as above                                                            440,650
                                                                                  =========
Total purchase price, including debt                                              $ 656,191
                                                                                  =========

(B) Reflects proceeds from issuance of $3.25 Series A Convertible Preferred Offering of $287,500, net of underwriting discount of $11,500.

(C) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management operations under the equity method of accounting.

(D) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of debt.

(E) To adjust rentals arising from the straight-lining of property rentals for rent escalations.

(F) Increase in depreciation due to preliminary allocation of purchase price.

(G) To reflect unit distributions at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the acquisition.

(H)      Increase in operating expenses due to contract changes.

(I) Increase in equity in investees, due to net decrease in interest expense on refinanced debt.

(J)      To reflect preferential allocations.

                             The Mendik Predecessors

                             Combined Balance Sheet

                             March 31, 1997 and 1996
                                   (Unaudited)

                                    (Note 1)

                                                          1997      1996
                                                       --------  --------
                                                           (In Thousands)
Assets
Commercial real estate properties, at cost (Note 5)
   Land                                                $ 37,028  $ 37,028
   Buildings and improvements                           313,177   305,018
   Equipment, autos, furniture and fixtures               7,093     7,066
                                                       --------  --------
                                                        357,298   349,112

     Less accumulated depreciation                      172,712   159,516
                                                       --------  --------
                                                        184,586   189,596

Cash and cash equivalents                                11,969    14,089
Restricted cash                                           2,382     7,025
Available-for-sale securities (Note 1)                   31,329    18,399
Receivables                                              26,086    10,233
Related party receivables                                 1,747     2,855
Deferred rents receivable (Note 7)                       38,787    40,191
Prepaid expenses                                          8,649     8,434
Investment in partnerships (Note 3)                      20,103    22,682
Tenant acquisition costs (Note 4)                         6,750     7,510
Deferred lease fees and loan costs, less accumulated
   amortization of $26,048 (1997) and $22,471 (1996)     16,870    15,480
Security deposits                                         2,378     2,245
                                                       --------  --------
Total assets                                           $351,636  $338,739
                                                       ========  ========

Liabilities and Owners' Equity
Mortgage notes payable (Note 5)                        $283,466  $285,668
Tenant acquisition costs payable (Note 4)                 4,308     6,176
Accounts payable and accrued expenses                     5,272    10,363
Accounts payable to related parties                         468        46
Excess of distributions and share of losses over
   investment in partnership (Note 3)                     5,216        --
Deferred rents                                            1,600     3,203
Security deposits                                         2,378     2,322
                                                       --------  --------
Total liabilities                                       302,708   307,778

Owners' equity                                           48,928    30,961

Commitments and other comments (Notes 6, 7 and 9)            --        --
                                                       --------  --------
Total liabilities and owners' equity                   $351,636  $338,739
                                                       ========  ========

            See accompanying notes to combined financial statements.

                             The Mendik Predecessors

                          Combined Statement of Income

                   Three Months Ended March 31, 1997 and 1996
                                   (Unaudited)

                                    (Note 1)



                                                                    1997     1996
                                                                    (In Thousands)
REVENUES
  Rental revenue (Note 7)                                         $32,587  $21,013
    Escalation and reimbursement revenues (Note 7)                  2,737    3,598
   Construction revenues                                               14       --
   Management revenues, including $850 (1997) and $743 (1996)
     from affiliates                                                  983      845
   Leasing commissions, including $87 (1997) and $142 (1996)
     from affiliates                                                  302      183
   Investment income                                                1,051      554
   Equity in net income of investees (Note 3)                         228       40
                      -                                           -------  -------
Total revenues                                                     37,902   26,233
                      -                                           -------  -------
Expenses
   Operating expenses, including $3,385 (1997) and $3,365 (1996)
     to affiliates                                                  6,506    6,488
   Real estate taxes                                                4,758    4,773
   Rent expense to affiliates                                         168      166
   Interest (Note 5)                                                5,589    5,697
   Depreciation and amortization                                    5,678    3,612
   Marketing, general and administrative                            2,611    1,932
                      -                                           -------  -------
Total expenses                                                     25,310   22,668
                      -                                           -------  -------
Net income                                                        $12,592  $ 3,565
                                                                  =======  =======

            See accompanying notes to combined financial statements.

                             The Mendik Predecessors

                      Combined Statement of Owners' Equity

                   Three Months Ended March 31, 1997 and 1996
                                   (Unaudited)

                                    (Note 1)



                                                                              (In Thousands)
1997

BALANCE AT JANUARY 1, 1997                                                       $  39,972
   Owners' (distributions)                                                          (3,481)
   Owners' contributions                                                                 4
   Adjustment to unrealized gain on available-for-sale securities                  (   159)
   Net income for the three months ended March 31, 1997                             12,592
                                                                                 ---------

BALANCE AT MARCH 31, 1997                                                        $  48,928
                                                                                 =========

1996

BALANCE AT JANUARY 1, 1996                                                       $  30,468
   Owners' (distributions)                                                          (2,937)
   Owners' contributions                                                                21
   Adjustment to unrealized gain on available-for-sale securities                  (   156)
   Net income for the three months ended March 31, 1996                              3,565
                                                                                 ---------

BALANCE AT MARCH 31, 1996                                                        $  30,961
                                                                                 =========


See accompanying notes to combined financial statements.

                             The Mendik Predecessors

                        Combined Statement of Cash Flows

                   Three Months Ended March 31, 1997 and 1996
                                   (Unaudited)

                                    (Note 1)


                                                                                        1997                  1996
                                                                                    -----------           --------
                                                                                           (In Thousands)
OPERATING ACTIVITIES
   Net Income                                                                       $    12,592           $     3,565
Adjustments:
   Depreciation and amortization                                                          5,678                 3,612
   Equity in net income of investees                                                  (     228)            (      40)
   Deferred rents receivable                                                              3,432                   294
Changes in operating assets and liabilities:
   Restricted cash                                                                    (   1,319)            (   3,468)
   Receivables                                                                        (  16,280)                1,850
   Related party receivables                                                              1,333                 1,053
   Prepaid expenses                                                                   (   5,729)            (   5,594)
   Deferred lease fees                                                                (   1,477)            (     396)
   Accrued interest receivable                                                        (     123)            (     161)
   Tenant acquisition costs payable                                                   (     217)            (     114)
   Accounts payable and accrued expenses                                                    306                 3,538
   Accounts payable to related parties                                                      104             (     520)
   Deferred rents                                                                         1,334                 2,848
   Security deposits                                                                         45                    84
   Security deposits payable                                                          (     122)            (     100)
                                                                                    -----------           -----------

Net cash provided by (used in) operating activities                                   (     671)                6,451
                                                                                    -----------           -----------

INVESTING ACTIVITIES
Additions to land, buildings and improvements                                         (   1,455)            (   2,807)
Purchases of equipment, autos, furniture and fixtures                                 (      75)            (      72)
Contributions to partnership investments                                              (     196)            (     242)
Proceeds from sales of securities                                                         4,503                 4,929
Purchases of securities                                                               (   8,429)            (   3,468)
                                                                                    -----------           -----------

Net cash used in investing activities                                                 (   5,652)            (   1,660)
                                                                                    -----------           -----------


See accompanying notes to combined financial statements.

                             The Mendik Predecessors

                        Combined Statement of Cash Flows

                   Three Months Ended March 31, 1997 and 1996
                                   (Unaudited)

                                    (Note 1)



                                                                                       1997                  1996
                                                                                    -----------           -------
                                                                                           (In Thousands)

FINANCING ACTIVITIES
Proceeds from mortgage note payable                                                 $        --           $        50
Payments of mortgage notes payable                                                    (     381)            (     174)
Cash distributions to owners                                                          (   3,481)            (   2,937)
Cash contributions from owners                                                                4                    21
Deferred loan costs                                                                          --             (     513)
                                                                                    ------------           ----------

Net cash used in financing activities                                                 (   3,858)            (   3,553)
                                                                                    -----------           -----------

Net increase (decrease) in cash and cash equivalents                                  (  10,181)                1,238

Cash and cash equivalents at beginning of period                                         22,150                12,851
                                                                                    -----------           -----------

Cash and cash equivalents at end of period                                          $    11,969           $    14,089
                                                                                    ===========           ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Interest paid                                                                    $     5,177           $     2,256
   Income taxes paid                                                                        138                    43


See accompanying notes to combined financial statements.

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)




1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Mendik Predecessors are engaged in the ownership, management, operation, leasing and development of real estate office properties (collectively, the "Properties") located in the borough of Manhattan in New York City.

PRINCIPLES OF COMBINATION

The Mendik Predecessors is not a legal entity, but rather a combination of real estate properties and interests in entities (see Note 2) that are organized as partnerships and a limited liability company and affiliated real estate management and leasing entities. All significant intercompany transactions and balances have been eliminated in combination.

The accompanying combined financial statements include partnerships, a limited liability company and S corporations which are under common control as follows:

            ENTITY                             PROPERTY/SERVICE
  -------------------------------         -------------------------
  Office Property Entities
    Two Penn Plaza Associates L.P.        Two Penn Plaza
    1740 Broadway Associates, L.P.        1740 Broadway
    Eleven Penn Plaza Company             11 Penn Plaza
    866 U.N. Plaza Associates LLC         866 United Nations Plaza

  Management Entities
    Mendik Realty Company, Inc.           Management and leasing
    Mendik Management Company, Inc.       Management and leasing

Additionally, three property-owning partnerships in which The Mendik Predecessors own less than a majority interest are accounted for under the equity method. Under the equity method, The Mendik Predecessors record such investments at cost and adjust the investment account for their share of the entities' income or loss and for cash distributions and contributions.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)




1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE PROPERTIES

Depreciation is computed by the straight-line method over the estimated useful lives which range from ten to thirty-nine years for buildings and improvements and four to seven years for equipment, autos, furniture and fixtures. Tenant improvements, which are included in buildings and improvements on the accompanying combined balance sheet, are amortized over the life of the respective leases, using the straight-line method.

Included in building improvements are approximately $526,000 and $559,000 of additions for the three months ended March 31, 1997 and 1996, respectively. In addition, building improvements of the equity investees includes approximately $166,000 and $880,000 of additions for the three months ended March 31, 1997 and 1996, respectively.

CASH AND CASH EQUIVALENTS

The Mendik Predecessors consider highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist primarily of U.S. Treasury Bills and certificates of deposit.

Most of the cash balances are in excess of federally insured limits.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTRICTED CASH

Restricted cash consists of escrows for real estate taxes and capital expenditures, and collateral deposits for payment of mortgage interest. An agreement for the collection of rents was entered into during 1994 between one of the office property entities and its two mortgagees, pursuant to which all rents are deposited into an account directly controlled by one of the mortgagees. Any cash required by the office property entity to fund operations must be requisitioned from the mortgagee.

REVENUE RECOGNITION

Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents so recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying combined balance sheet. Contractually due but unpaid rents are included in receivables on the accompanying combined balance sheet. Certain lease agreements provide for reimbursement of real estate taxes, insurance and certain common area maintenance costs and rental increases tied to increases.

DEFERRED COSTS

Lease costs and loan costs are capitalized and amortized over the life of the related lease or loan. Affiliates of The Mendik Predecessors have incurred costs related to the subsequent event described in Note 2. Such deferred costs were reimbursed to such affiliates upon successful completion of the transaction.

AVAILABLE-FOR-SALE SECURITIES

Debt securities that The Mendik Predecessors have both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that The Mendik Predecessors do not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of owners' equity. The cost of marketable securities sold is determined using the specific identification method.


                                  (Continued)

                             The Mendik Predecessors


                     Notes To Combined Financial Statements
                                   (Unaudited)



1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

AVAILABLE-FOR-SALE SECURITIES (CONTINUED)

At March 31, 1997 and 1996, available-for-sale securities, consisting principally of U.S. Treasury obligations, had an aggregate cost of $31,357,321 and $18,341,186, respectively, and an aggregate market value of $31,329,482 and $18,399,286, respectively. Net unrealized gains (losses) at March 31, 1997 and 1996 were $(27,839) and $58,100, respectively, consisting of unrealized gains of $68,269 and $58,100, respectively, and unrealized losses of $96,108 and $-0-, respectively. At March 31, 1997 and 1996, the investment in marketable debt securities includes accrued interest of $473,184 and $408,303, respectively.

Contractual maturities (including accrued interest) of the securities at March 31, 1997 are as follows:

                 Within 1 year                          $   18,412,306
                 1-4 years                                  12,553,201
                                                        --------------
                                                        $   30,965,507
                                                        ==============

Available-for-sale securities at March 31, 1997 include a mutual fund carried at its fair value of $363,975. At March 31, 1996, the mutual fund was carried at its cost of $324,302 and had a fair value of $328,664.

INCOME TAXES

The entities in The Mendik Predecessors are not taxpaying entities for Federal income tax purposes and, accordingly, no provision or credit has been made in the accompanying financial statements for Federal income taxes. Owners' allocable shares of taxable income or loss are reportable on their income tax returns. Where applicable, state and local income taxes were provided.

CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES

Capital contributions, distributions and profits and losses are allocated in accordance with the terms of the applicable agreements.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTEREST RATE EXCHANGE AGREEMENTS

Two of the office property entities have entered into interest rate exchange agreements to reduce the impact of certain changes in interest rates on their variable rate debt. Payments under these agreements are recognized as adjustments to interest expense when incurred. Unamortized amounts paid under interest rate exchange agreements are written off when the related debt is paid prior to maturity. When the underlying debt is not repaid, any gain or loss realized upon early termination of interest rate exchange agreements is recognized as an adjustment of interest expense over the remaining term of the hedged debt. There is exposure to credit loss in the event of nonperformance by the other party to the agreement. However, nonperformance by the counterparty is not anticipated.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Mendik Predecessors adopted SFAS No. 121 in the first quarter of 1996. The adoption had no effect on the financial statements.


2.  SUBSEQUENT EVENT

On April 15, 1997, Vornado Realty Trust ("Vornado") consummated the acquisition, through an operating partnership, of interests in all or a portion of seven Manhattan office buildings and certain management and leasing assets held by The Mendik Predecessors. Simultaneously with the closing of this transaction, and in connection therewith, Vornado converted to an Umbrella Partnership REIT (UPREIT) by transferring (by contribution, merger or otherwise) all or substantially all of the interests in its properties and other assets to The Mendik Company, L.P., a Delaware limited partnership which has been renamed Vornado Realty L.P. (the "Operating Partnership"), of which Vornado is the sole general partner. As a result of such conversion, future activities will be conducted through the Operating Partnership.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)




2.  SUBSEQUENT EVENT (CONTINUED)

The consideration for the transaction was approximately $656,000,000, including $264,000,000 in cash, $177,000,000 in the limited partnership units of the Operating Partnership and $215,000,000 in indebtedness.


3.  INVESTMENT IN PARTNERSHIPS

The Mendik Predecessors' investments in the three partnerships which have been accounted for under the equity method are as follows:

                                                                  Percentage
         Partnership                      Property                Ownership
   --------------------------         --------------------        ----------
   330 Madison Company                330 Madison Avenue            24.75%
   Two Park Company                   2 Park Avenue                    40%
   570 Lexington Company, L.P.        570 Lexington Avenue         5.576205%

These investments are recorded initially at cost and subsequently adjusted for equity in the net income or loss of investees and cash contributions and distributions.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



3.  INVESTMENT IN PARTNERSHIPS (CONTINUED)

Condensed financial statements of the partnerships are as follows:

                                                                       1997                   1996
                                                                   -----------            -----------
                                                                             (IN THOUSANDS)
   CONDENSED BALANCE SHEET
     Commercial real estate property, net                          $   186,255            $   234,710
     Receivables                                                        32,349                 40,252
     Cash and short-term investments                                    11,197                 38,817
     Prepaid expenses and other assets                                  18,425                 17,904
                                                                   -----------            -----------

     Total assets                                                  $   248,226            $   331,683
                                                                   ===========            ===========

     Mortgages, including $65,000 (1997 and 1996) due
       to an affiliate                                             $   159,058            $   151,409
     Loans payable                                                      40,000                 40,000
     Accounts payable and other liabilities                             22,756                 19,605
     Partners' capital                                                  26,412                120,669
                                                                   -----------            -----------

     Total liabilities and partners' capital                       $   248,226            $   331,683
                                                                   ===========            ===========

   CONDENSED STATEMENT OF OPERATIONS
     Rental revenue and escalations, including $161 (1997)
       and $157 (1996) from affiliates                             $    13,956            $    13,293
     Other revenue                                                          84                    521
                                                                   -----------            -----------

     Total revenues                                                     14,040                 13,814
                                                                   -----------            -----------

     Interest                                                            4,385                  4,351
     Depreciation and amortization                                       2,846                  3,913
     Operating and other expenses, including $2,090 (1997)
       and $1,970 (1996) to affiliates                                   7,469                  7,326
                                                                   -----------            -----------

     Total expenses                                                     14,700                 15,590
                                                                   -----------            -----------

     Net loss                                                      $      (660)           $    (1,776)
                                                                   ===========            ===========


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



3.  INVESTMENT IN PARTNERSHIPS (CONTINUED)

Operating and other expenses paid to affiliates consist of management fees and maintenance and security expenses. In addition, payments of $69,168 and $107,937 for lease commissions were made to affiliates for the three months ended March 31, 1997 and 1996, respectively.

Included in mortgages at March 31, 1997 and 1996 was approximately $94,100,000 and $86,400,000, respectively, relating to 330 Madison Company. Such amount is collateralized by the respective property and also a pledge of the partnership interest of all the partners of 330 Madison Company. The mortgage is payable to an entity which since 1991 has been under the control of provisional liquidators. Since 1991, there has been uncertainty as to the applicable interest rate. Included in the mortgage balance at March 31, 1997 and 1996 is approximately $36,100,000 and $28,400,000, respectively, of accrued interest. Other liabilities at March 31, 1997 and 1996 include accrued interest of approximately $3,500,000 and $3,300,000, respectively. Such amounts exceed the interest which the partnership believes should be accrued by approximately $15,200,000 and $12,700,000 at March 31, 1997 and 1996, respectively. The equity in earnings of the investee for the three months ended March 31, 1997 and 1996, had 330 Madison Company's position been applied, would have been greater by approximately $125,000 and $114,000, respectively.

The partners of 330 Madison Company are currently negotiating a resolution of the dispute with the mortgagee relating to the mortgage loans. If successful, 330 Madison Company expects to recognize a gain on the amount of debt, if any, to be extinguished and, in addition, have the loan extended on a short-term basis.

Additionally, pursuant to the partnership agreements of 330 Madison Company and Two Park Company, each partner has the right to implement "buy-sell" provisions. The partners could be compelled either to sell their partnership interests to other partners, for the purchase price set forth in such other partners' notices exercising their "buy-sell" rights, or to purchase the interests of the other partners in the respective partnerships.

As of December 31, 1996, the partners of Two Park Company concluded that the total estimated undiscounted future cash flow to be generated by its property, from operations and its eventual disposition, over an estimated holding period is less than its carrying value. As a result, Two Park Company recorded a write-down of $50,148,556 at December 31, 1996 to reduce the property's carrying value to its estimated fair value. The Mendik Predecessors had previously determined that, prior to 1996, their investment in Two Park Company had declined in value and


                                  (Continued)

                             The Mendik Predecessors


                     Notes To Combined Financial Statements
                                   (Unaudited)


3.  INVESTMENT IN PARTNERSHIPS (CONTINUED)

that such decline was deemed to be other than temporary. Accordingly, the investment was written down by $25,000,000 prior to 1996, and the 1996 financial statements do not reflect its distributive share of the 1996 write-down by Two Park Company. The difference between The Mendik Predecessors' carrying amount of the investment and the underlying equity in such investee is being amortized over the life of the property.


4.  TENANT ACQUISITION COSTS

Under the provisions of a leasing arrangement which commenced in December 1992, one of the property partnerships has assumed a tenant's obligation under a pre-existing lease expiring in November 2000 in a building previously occupied by the tenant. The space was subleased on April 28, 1993 for the full lease term. The estimated obligation (including costs incurred in connection with the sublease), net of sublease income, was $9,456,000 and is being amortized on a straight-line basis over the term of the tenant's lease with the partnership, which expires December 2007.


5.  MORTGAGE NOTES PAYABLE

The mortgage notes payable at March 31, 1997 and 1996, collateralized by the respective properties and assignment of leases, are as follows:

      PROPERTY                      MORTGAGE NOTES WITH FIXED INTEREST           1997      1996
--------------------           ---------------------------------------------   --------  ---------
                                                                                  (IN THOUSANDS)
(A) Two Penn Plaza             Mortgage notes, interest rates ranging from
                                 6.6725% to 9.2525%, due May 10, 2000          $155,000  $155,000


(B) Eleven Penn Plaza          First mortgage note, interest at 9.25%, due
                                 January 31, 1999                                53,454    55,656

(B) Eleven Penn Plaza          Second mortgage note, interest at 9.25%, due
                                 January 31, 1999                                21,133    21,133

(C) 866 United Nations Plaza   Mortgage notes, interest rates ranging from
                                 6.10% to 9.87%, due December 14, 1998           49,779    49,779
                                                                               --------  --------

                                                                                279,366   281,568

                                    MORTGAGE NOTE WITH VARIABLE INTEREST
                               -----------------------------------------------
  (A) Two Penn Plaza        Mortgage notes, interest rates based on
                              LIBOR plus 0.5625%, due May 10, 2000                4,100     4,100
                                                                               --------  --------

                            Total Mortgage Notes Payable                       $283,466  $285,668
                                                                               ========  ========

                             The Mendik Predecessors


                     Notes To Combined Financial Statements
                                   (Unaudited)



5.  MORTGAGE NOTES PAYABLE (CONTINUED)

(A)  TWO PENN PLAZA

The loan agreement is for $225,000,000 and requires payment of interest at a floating rate. No additional borrowing in excess of the outstanding principal balance may be made under the agreement. Two interest rate exchange agreements, which mature within seven months of the loan maturity, have fixed the rate on $155,000,000 of the loan at an average of approximately 7.4%. The effective rate paid on the remaining outstanding balance of $4,100,000 was approximately 6.1% and 6.75% for the three months ended March 31, 1997 and 1996, respectively.

(B)  ELEVEN PENN PLAZA

The first mortgage required fixed monthly payments of $614,723, including interest at 9.25% a year through January 1, 1996. Effective January 30, 1996, monthly payments of $604,829 including interest at 9.25% a year are required through January 31, 1999, the extended maturity date, at which time the principal balance of approximately $48,850,000 will be payable. The entire outstanding principal balance may be prepaid by giving 30 days' written notice as follows: at any time during the last three months before maturity without penalty, and at any other time with a 2% prepayment penalty.

The second mortgage loan required interest only at a variable base rate, as defined, through January 29, 1996. The effective rate for the period January 1, 1996 through January 29, 1996 was 8.75%. Effective January 30, 1996, the maturity date was extended to January 31, 1999, and payments of interest only at 9.25% a year are required. The principal balance may be prepaid, in full or in part, at any time without penalty.

(C)  866 UNITED NATIONS PLAZA

The first mortgage, with a balance of $9,729,004, matured on January 1, 1996. The mortgage was acquired by the second mortgage lender on January 2, 1996, at which time an additional $50,000 was advanced by the lender.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



5.  MORTGAGE NOTES PAYABLE (CONTINUED)

(C)  866 UNITED NATIONS PLAZA (CONTINUED)

The mortgage, which matures on December 14, 1998, may be extended by the borrower to December 14, 2000. Interest is payable monthly at either the LIBOR rate or a fixed rate option. The fixed rate option has been chosen for the entire debt, through maturity, in six separate agreements with rates ranging from 6.10% to 9.87%. The effective rate was approximately 7.60% and 7.50% for the three months ended March 31, 1997 and 1996, respectively.

(D)  PRINCIPAL MATURITIES

Combined aggregate principal maturities of mortgage notes payable as of March 31, 1997 are as follows:

               Year Ending
                 March 31,                       (IN THOUSANDS)
               -----------                       --------------
                  1998                             $  2,414
                  1999                              121,952
                  2000                                   --
                  2001                              159,100
                                                   --------

                                                   $283,466
                                                   ========

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necesssary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts The Mendik Predecessors could realize on disposition of financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash equivalents and variable rate mortgages are carried at amounts which reasonably approximate their fair values.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



6.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

At March 31, 1997, total mortgage notes payable with an aggregate carrying value of $283,466,000 have an estimated aggregate fair value of approximately $284,400,000. Estimated fair value is based on interest rates currently available to The Mendik Predecessors for issuance of debt with similar terms and remaining maturities. The estimated fair value of the interest rate exchange agreements is $1,073,000 based on the estimated amount that The Mendik Predecessors would have to pay to terminate the agreements at March 31, 1997.

Disclosures about fair value of financial instruments is based on pertinent information available to management as of March 31, 1997. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

7.  RENTAL INCOME

The Mendik Predecessors' Properties are leased to tenants under operating leases. The minimum rental amounts due under the leases are generally subject to either scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse The Mendik Predecessors for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for leases in effect at March 31, 1997 are as follows:

               Year Ending
                 March 31,                       (IN THOUSANDS)
               -----------                       --------------
                  1998                             $ 69,003
                  1999                               59,325
                  2000                               57,208
                  2001                               52,116
                  2002                               48,644
                  Thereafter                        288,164
                                                   --------

                                                   $574,460
                                                   ========


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)




7.  RENTAL INCOME (CONTINUED)

Approximately 13.9% of rental revenue for the three months ended March 31, 1996 is derived from one tenant whose leases expired October 31, 1996 and were not renewed. The leases provided for annual base rents of approximately $11,840,000 and additional rents based on increases in certain expenses over base period amounts.

On October 1, 1995, a tenant in 11 Penn Plaza subleased its space to a partner in Eleven Penn Plaza Company. Under the sublease agreement (the "sublease"), which covers the remainder of the lease term through June 2001, the tenant vacated part of the space in November 1995, and the remainder of the space in January 1997. Additionally, the sublease requires the tenant to expend approximately $3,700,000 for alterations to the space.

For financial reporting purposes, the transaction is treated as a lease termination. Net payments to be received from the tenant for the entire term of the sublease were present-valued using an 8% interest rate. The present value of amounts to be received, allocable to the space vacated in 1997, is approximately $17,938,000. Income recognized in 1997, net of an adjustment of approximately $3,691,000 for rent income previously recognized on the straight-line basis, is approximately $14,247,000. In addition, related prepaid leasing costs and unamortized tenant improvements of approximately $447,000 and $1,654,000, respectively, have been written off in 1997 and charged to amortization expense.

8.  RELATED PARTY TRANSACTIONS

Operating expenses paid to affiliates consist of maintenance and security expense. In addition, payments were made to an affiliate for capital expenditures for the three months ended March 31, 1997 of approximately $604,000.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



9.  COMMITMENTS AND CONTINGENCIES

DEFINED CONTRIBUTION PLAN

The Mendik Predecessors have a defined contribution plan (the "Plan") which qualifies under Section 401(k) of the Internal Revenue Code and provides coverage for all nonunion employees of The Mendik Predecessors. The maximum percentage of annual compensation that participants may contribute to the Plan is not to exceed the maximum allowed under the Internal Revenue Code. Matching contributions are made by management for each participant with at least 1,000 hours of service, up to a maximum of the greater of $1,000 or 5% of compensation. Additional amounts may be contributed as determined by management. Pension plan expense for the three months ended March 31, 1997 and 1996 was $105,901 and $92,374, respectively.

OTHER COMMITMENTS AND CONTINGENCIES

The Mendik Predecessors are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of The Mendik Predecessors.

On January 14, 1997, two individual investors in Mendik Real Estate Limited Partnership ("RELP"), the publicly held limited partnership that indirectly owns an effective 60% interest in the Two Park Avenue property ("Two Park"), filed a purported class action suit in the Supreme Court of the State of New York, County of New York, against NY Real Estate Services I, Inc. ("NY Real Estate"), Mendik RELP Corp., B&B Park Avenue, L.P. (the entity that owns a 40% interest in Two Park and which was acquired by the Operating Partnership (see Note 2)) and Mr. Mendik, on behalf of all persons holding limited partnership interests in RELP. The complaint alleges that for reasons which include purported conflicts of interest, the defendants breached their fiduciary duty to the limited partners and that NY Real Estate and Mendik RELP Corp. also breached their contractual duty to the limited partners. The plaintiffs further allege that a transfer of the 40% interest in Two Park will result in a burden on the operation and management of Two Park since the purchaser of the 40% interest will have no fiduciary duty to RELP, yet all


                                  (Continued)

                             The Mendik Predecessors


                     Notes To Combined Financial Statements
                                   (Unaudited)



9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)

decisions regarding any proposed sale or refinancing of the property will require its consent, with the result that, among other things, the transfer will prevent RELP from negotiating for the sale of Two Park at better terms than a sale of only RELP's 60% interest. The complaint also alleges, among other things, that the transfer of the 40% interest violates RELP's right of first refusal to purchase the interest being transferred and fails to provide limited partners in RELP with a comparable transfer opportunity.

Shortly after the filing of the complaint, another limited partner represented by the same attorneys filed an essentially identical complaint in the same court. Among other things, both complaints claim that the purported class has and will continue to suffer unspecified damages, and seek a declaration that the suits are properly class actions, an accounting and certain injunctive relief, including an injunction enjoining the transfer of the 40% interest and a judgment requiring either the liquidation of the partnership and the appointment of a receiver or an auction of Two Park. The time for defendants to respond to the complaints and to certain discovery requests has not yet expired. In the interim, plaintiff's counsel have requested an agreement to consolidate the two actions and have stated that they may seek to amend the complaints in unspecified ways, as well as to file a motion seeking a preliminary injunction.

The Mendik Predecessors intend to vigorously defend against these actions.

As of March 31, 1997, in accordance with tenant leases, the office property entities have agreed to reimburse tenants up to a maximum of approximately $10,302,000 for initial tenant charges, as defined. Such charges incurred at March 31, 1997 totaled approximately $2,034,000.


                                  (Continued)

                             The Mendik Predecessors

                     Notes To Combined Financial Statements
                                   (Unaudited)



9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Mendik Predecessors are in the process of installing new state-of-the-art air conditioning equipment for several properties. The total remaining cost of the project will be approximately $6,100,000, of which approximately $975,000 will be funded by a Con Edison rebate program. In addition, adjacent property owners will fund approximately $1,900,000, which has been billed to them. At March 31, 1997, approximately $5,700,000 of the remaining cost of $6,100,000 has been incurred. At December 31, 1996, one of the Properties had completed the installation of state-of-the-art air conditioning equipment for a total cost of $7,700,000 before rebates and funding by adjacent property owners.

The Mendik Predecessors are contractually committed to make an additional investment in 570 Lexington Company, L.P., representing their pro rata portion of the redevelopment costs of the building owned by that entity. At March 31, 1997, the additional investment is expected to be approximately $1,300,000.

                                  (Continued)

                             THE MENDIK PREDECESSORS

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                 MARCH 31, 1997
                                   (UNAUDITED)
                                 (IN THOUSANDS)


     Column A             Column B                Column C                      Column D                      Column E
--------------------   -------------       ----------------------    ---------------------------  ---------------------------------
                                                                     Cost Capitalized Subsequent   Gross Amount at Which Carried
                                               Initial Cost                  to Acquisition             at Close of Period
                                           ----------------------    ---------------------------    -------------------------------

                                                    Buildings and                 Buildings and             Buildings and
    Description          Encumbrance         Land    Improvements       Land       Improvements      Land    Improvements    Total
--------------------   -------------       -------  -------------      ------     -------------    -------  -------------  --------
  Two Penn Plaza,          $159,100        $    --     $ 53,707        $6,015        $ 63,898      $ 6,015    $117,605     $123,620
   New York, NY        (3 mortgages)


  1740 Broadway,                 --         20,520       86,723            --           7,675       20,520      94,398      114,918
   New York, NY

  11 Penn Plaza,             74,587          5,433       27,904           780          48,500        6,213       76,404      82,617
   New York, NY        (2 mortgages)

  866 United Nations         49,779          4,280       12,210            --          12,560        4,280       24,770      29,050
   Plaza,
   New York, NY        (6 mortgages)
                           --------        -------     --------        ------        --------      -------     --------    --------
                           $283,466        $30,233     $180,544        $6,795        $132,633      $37,028     $313,177    $350,205
                           ========        =======     ========        ======        ========      =======     ========    ========


                         Column F     Column G      Column H         Column I
                       ------------ ------------  ------------- ------------------



                                                                  Life on Which
                       Accumulated    Date of                      Depreciation
                       Depreciation Construction  Date Acquired     is Computed
                       ------------ ------------  ------------- ------------------
  Two Penn Plaza,        $83,913        1968          1978      31-1/2 - 39 years
   New York, NY


  1740 Broadway,          18,835        1950          1990      15 - 39 years
   New York, NY

  11 Penn Plaza,           48,011       1923          1980      15 - 39 years
   New York, NY

  866 United Nations       15,921       1996          1978      10 - 39 years
   Plaza,
   New York, NY
                         --------
                         $166,680
                         ========



                                  (Continued)

                             THE MENDIK PREDECESSORS

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                 MARCH 31, 1997
                                   (UNAUDITED)

The changes in real estate for the three months ended March 31, 1997 and 1996 are as follows:

                                                        1997              1996
                                                      --------          --------
                                                             (IN THOUSANDS)
Balance at beginning of period                        $348,803          $338,229
Improvements                                             1,402             3,817
                                                      --------          --------
Balance at end of period                              $350,205          $342,046
                                                      ========          ========

The aggregate cost of land, buildings and improvements for Federal income tax purposes at December 31, 1996 was $313,000,000.

The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos and furniture and fixtures, for the three months ended March 31, 1997 and 1996 are as follows:

                                                        1997              1996
                                                      --------          --------
                                                            (IN THOUSANDS)
Balance at beginning of period                        $162,412          $151,027
Depreciation for period                                  4,268             2,629
                                                      --------          --------
Balance at end of period                              $166,680          $153,656
                                                      ========          ========

                              VORNADO REALTY L.P.
                                AND SUBSIDIARIES
                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 March 31, 1997
                             (amounts in thousands)
                                  (unaudited)

COLUMN A                           COLUMN B                 COLUMN C                      COLUMN D
--------                           --------                 --------                      --------
                                                                                           Costs
                                                     Initial cost to company (1)        capitalized
                                                                      Buildings and      subsequent
Description                        Encumbrances      Land             improvements     to acquisition
-----------                        ------------      ----             ------------     --------------
Shopping Centers
  New Jersey
    Atlantic City                  $   2,135*        $     358        $   2,143        $     594
    Bordentown                         3,276*              498            3,176            1,116
    Bricktown                          9,919*              929            2,175            9,179
    Cherry Hill                        9,706*              915            3,926            3,319
    Delran                             2,848*              756            3,184            2,037
    Dover                              3,635*              224            2,330            2,398
    East Brunswick                     8,205*              319            3,236            3,897
    East Hanover                      11,066*              376            3,063            3,443
    Hackensack                             0               536            3,293            7,232
    Jersey City                       10,381*              652            2,962            1,806
    Kearny (4)                             0               279            4,429           (1,293)
    Lawnside                           5,708*              851            2,222            1,313
    Lodi                               2,420*              245            2,315              957
    Manalapan                          6,397*              725            2,447            4,958
    Marlton                            5,398*            1,514            4,671              674
    Middletown                         7,761*              283            1,508            3,947
    Morris Plains                      6,600*            1,254            3,140            3,277
    North Bergen (4)                       0               510            3,390             (955)
    North Plainfield                   3,634               500           13,340              327
    Totowa                            15,646*            1,097            5,359           11,806
    Turnersville                       2,116*              900            2,132               75
    Union                             15,975*            1,014            4,527            1,886
    Vineland                           2,358*              290            1,594            1,258
    Watchung (4)                           0               451            2,347            6,749
    Woodbridge                         8,792*              190            3,047              715
                                   ---------         ---------        ---------        ---------
      Total New Jersey               143,976            15,666           85,956           70,715
                                   ---------         ---------        ---------        ---------
  New York
    14th Street and Union
      Square, Manhattan                    0            12,566            4,044            3,457
    Albany (Menands)                       0               460            1,677            2,906
    Buffalo (Amherst)                  4,863*              402            2,019            2,193
    Freeport                           8,021*            1,231            3,273            2,852
    New Hyde Park                      2,043*                0                0              122
    North Syracuse                         0                 0                0               23
    Rochester (Henrietta)              2,203*                0            2,124            1,173
    Rochester                          2,832*              443            2,870              630
                                   ---------         ---------        ---------        ---------
      Total New York                  19,962            15,102           16,007           13,356
                                   ---------         ---------        ---------        ---------

COLUMN A                                            COLUMN E                          COLUMN F         COLUMN G         COLUMN H
--------                                            --------                          --------         --------         --------

                                   Gross amount at which carried at close of period      Accumulated
                                                    Buildings and                        depreciation     Date of         Date
Description                        Land             improvements     Total (2)        and amortization construction (3) acquired
-----------                        ----             ------------     ---------        ------------------------------------------
Shopping Centers
  New Jersey
    Atlantic City                  $     358        $   2,737        $   3,095        $   1,840             1965        1965
    Bordentown                           713            4,077            4,790            3,549             1958        1958
    Bricktown                            929           11,354           12,283            4,035             1968        1968
    Cherry Hill                          915            7,245            8,160            4,619             1964        1964
    Delran                               756            5,221            5,977            2,615             1972        1972
    Dover                                205            4,747            4,952            2,573             1964        1964
    East Brunswick                       319            7,133            7,452            4,666             1957        1957
    East Hanover                         477            6,405            6,882            3,939             1962        1962
    Hackensack                           536           10,525           11,061            3,922             1963        1963
    Jersey City                          652            4,768            5,420            3,324             1965        1965
    Kearny (4)                           290            3,125            3,415              931             1938        1959
    Lawnside                             851            3,535            4,386            1,921             1969        1969
    Lodi                                 245            3,272            3,517            2,191             1955        1975
    Manalapan                            725            7,405            8,130            3,254             1971        1971
    Marlton                            1,611            5,248            6,859            3,557             1973        1973
    Middletown                           283            5,455            5,738            2,419             1963        1963
    Morris Plains                      1,104            6,567            7,671            3,830             1961        1985
    North Bergen (4)                   2,309              636            2,945               63             1993        1959
    North Plainfield                     500           13,667           14,167            3,579             1955        1989
    Totowa                             1,097           17,165           18,262            5,189             1957        1957
    Turnersville                         900            2,207            3,107            1,608             1974        1974
    Union                              1,014            6,413            7,427            4,622             1962        1962
    Vineland                             290            2,852            3,142            1,625             1966        1966
    Watchung (4)                       4,200            5,347            9,547              422             1994        1959
    Woodbridge                           220            3,732            3,952            2,715             1959        1959
                                   ---------        ---------        ---------        ---------
      Total New Jersey                21,499          150,838          172,337           73,008
                                   ---------        ---------        ---------        ---------
  New York
    14th Street and Union
      Square, Manhattan               12,581            7,486           20,067              461             1965        1993
    Albany (Menands)                     460            4,583            5,043            1,769             1965        1965
    Buffalo (Amherst)                    636            3,978            4,614            2,301             1968        1968
    Freeport                           1,231            6,125            7,356            2,457             1981        1981
    New Hyde Park                          0              122              122              122             1970        1976
    North Syracuse                         0               23               23               23             1967        1976
    Rochester (Henrietta)                  0            3,297            3,297            1,910             1971        1971
    Rochester                            443            3,500            3,943            2,259             1966        1966
                                   ---------        ---------        ---------        ---------
      Total New York                  15,351           29,114           44,465           11,302
                                   ---------        ---------        ---------        ---------

COLUMN A                                 COLUMN I
--------                                 --------
                                      Life on which
                                   depreciation in latest
                                     income statement
Description                            is computed
-----------                            -----------
Shopping Centers
  New Jersey
    Atlantic City                  14-40 Years
    Bordentown                     10-40 Years
    Bricktown                      27-40 Years
    Cherry Hill                    15-40 Years
    Delran                         20-40 Years
    Dover                          16-40 Years
    East Brunswick                 13-33 Years
    East Hanover                   16-40 Years
    Hackensack                     17-40 Years
    Jersey City                    19-40 Years
    Kearny (4)                     28-40 Years
    Lawnside                       19-40 Years
    Lodi                           11-27 Years
    Manalapan                      18-40 Years
    Marlton                        21-40 Years
    Middletown                     27-40 Years
    Morris Plains                  14-19 Years
    North Bergen (4)                  30 Years
    North Plainfield               26-30 Years
    Totowa                         22-40 Years
    Turnersville                   23-40 Years
    Union                          10-40 Years
    Vineland                       22-40 Years
    Watchung (4)                      30 Years
    Woodbridge                     11-40 Years

      Total New Jersey

  New York
    14th Street and Union
      Square, Manhattan               40 Years
    Albany (Menands)               27-40 Years
    Buffalo (Amherst)              14-40 Years
    Freeport                       19-40 Years
    New Hyde Park                    6-7 Years
    North Syracuse                 11-12 Years
    Rochester (Henrietta)          22-40 Years
    Rochester                      15-40 Years

      Total New York


                                ---CONTINUED---

COLUMN A                           COLUMN B                 COLUMN C                   COLUMN D
--------                           --------                 --------                   --------
                                                                                           Costs
                                                     Initial cost to company (1)        capitalized
                                                                      Buildings and      subsequent
Description                        Encumbrances      Land             improvements     to acquisition
-----------                        ------------      ----             ------------     --------------
  Pennyslvania
    Allentown                          7,696*               70            3,446            9,555
    Bensalem                           3,967*            1,198            3,717            1,582
    Bethlehem                              0               278            1,806            3,684
    Broomall                           3,260*              734            1,675            1,606
    Glenolden                          4,245*              850            1,295              730
    Lancaster                          2,312*              606            2,312            2,484
    Levittown                          2,283*              193            1,231               94
    10th and Market
      Streets, Philadelphia                0               933            3,230            4,147
    Upper Moreland                     3,517*              683            2,497              112
    York                               1,463*              421            1,700            1,223
                                   ---------         ---------        ---------        ---------
      Total Pennsylvania              28,743             5,966           22,909           25,217
                                   ---------         ---------        ---------        ---------
  Maryland
    Baltimore (Belair Rd.)                 0               785            1,333            2,978
    Baltimore (Towson)                 5,779*              581            2,756              485
    Baltimore (Dundalk)                4,084*              667            1,710            2,952
    Glen Burnie                        2,299*              462            1,741              522
    Hagerstown                             0               168            1,453              887
                                   ---------         ---------        ---------        ---------
      Total Maryland                  12,162             2,663            8,993            7,824
                                   ---------         ---------        ---------        ---------
  Connecticut
    Newington                          3,042*              502            1,581              522
    Waterbury                          3,889*                0            2,103            1,341
                                   ---------         ---------        ---------        ---------
      Total Connecticut                6,931               502            3,684            1,863
                                   ---------         ---------        ---------        ---------
  Massachusetts
    Chicopee                           1,999*              510            2,031              358
    Springfield (4)                        0               505            1,657              857
                                   ---------         ---------        ---------        ---------
      Total Massachusetts              1,999             1,015            3,688            1,215
                                   ---------         ---------        ---------        ---------
  Texas
    Dallas
    Lewisville                           764*            2,433            2,271              676
    Mesquite                           3,445*            3,414            4,704            1,134
    Skillman                           1,987*            3,714            6,891            1,030
                                   ---------         ---------        ---------        ---------
      Total Texas                      6,196             9,561           13,866            2,840
                                   ---------         ---------        ---------        ---------
Total Shopping Centers               219,969            50,475          155,103          123,030
                                   ---------         ---------        ---------        ---------

COLUMN A                                            COLUMN E                          COLUMN F         COLUMN G         COLUMN H
--------                                            --------                          --------         --------         --------

                                   Gross amount at which carried at close of period      Accumulated
                                                    Buildings and                        depreciation     Date of         Date
Description                        Land             improvements     Total (2)        and amortization construction (3) acquired
-----------                        ----             ------------     ---------        ------------------------------------------
  Pennyslvania
    Allentown                            334           12,737           13,071            4,169             1957        1957
    Bensalem                           1,198            5,299            6,497            3,293             1972        1972
    Bethlehem                            278            5,490            5,768            2,784             1966        1966
    Broomall                             850            3,165            4,015            1,813             1966        1966
    Glenolden                            850            2,025            2,875              958             1975        1975
    Lancaster                            606            4,796            5,402            2,677             1966        1966
    Levittown                            193            1,325            1,518            1,065             1964        1964
    10th and Market
      Streets, Philadelphia              933            7,377            8,310              358             1977        1994
    Upper Moreland                       683            2,609            3,292            1,845             1974        1974
    York                                 421            2,923            3,344            1,574             1970        1970
                                   ---------        ---------        ---------        ---------
      Total Pennsylvania               6,346           47,746           54,092           20,536
                                   ---------        ---------        ---------        ---------
  Maryland
    Baltimore (Belair Rd.)               785            4,311            5,096            2,774             1962        1962
    Baltimore (Towson)                   581            3,241            3,822            1,952             1968        1968
    Baltimore (Dundalk)                  667            4,662            5,329            2,350             1966        1966
    Glen Burnie                          462            2,263            2,725            1,723             1958        1958
    Hagerstown                           168            2,340            2,508            1,256             1966        1966
                                   ---------        ---------        ---------        ---------
      Total Maryland                   2,663           16,817           19,480           10,055
                                   ---------        ---------        ---------        ---------
  Connecticut
    Newington                            502            2,103            2,605            1,441             1965        1965
    Waterbury                            667            2,777            3,444            1,686             1969        1969
                                   ---------        ---------        ---------        ---------
      Total Connecticut                1,169            4,880            6,049            3,127
                                   ---------        ---------        ---------        ---------
  Massachusetts
    Chicopee                             510            2,389            2,899            1,706             1969        1969
    Springfield (4)                    2,586              433            3,019               51             1993        1966
                                   ---------        ---------        ---------        ---------
      Total Massachusetts              3,096            2,822            5,918            1,757
                                   ---------        ---------        ---------        ---------
  Texas
    Dallas
    Lewisville                         2,469            2,911            5,380              650             1989        1990
    Mesquite                           3,414            5,838            9,252            1,299             1988        1990
    Skillman                           3,714            7,921           11,635            1,701             1988        1990
                                   ---------        ---------        ---------        ---------
      Total Texas                      9,597           16,670           26,267            3,650
                                   ---------        ---------        ---------        ---------
Total Shopping Centers                59,721          268,887          328,608          123,435
                                   ---------        ---------        ---------        ---------

COLUMN A                                    COLUMN I
--------                                    --------
                                         Life on which
                                      depreciation in latest
                                        income statement
Description                               is computed
-----------                               -----------
  Pennyslvania
    Allentown                         24-42 Years
    Bensalem                          20-40 Years
    Bethlehem                         13-40 Years
    Broomall                          13-40 Years
    Glenolden                         23-40 Years
    Lancaster                         14-40 Years
    Levittown                         14-40 Years
    10th and Market
      Streets, Philadelphia
    Upper Moreland                    22-40 Years
    York                              19-40 Years

      Total Pennsylvania

  Maryland
    Baltimore (Belair Rd.)            26-33 Years
    Baltimore (Towson)                19-40 Years
    Baltimore (Dundalk)               16-40 Years
    Glen Burnie                       22-33 Years
    Hagerstown                        13-40 Years

      Total Maryland

  Connecticut
    Newington                         15-40 Years
    Waterbury                         23-40 Years

      Total Connecticut

  Massachusetts
    Chicopee                          20-40 Years
    Springfield (4)                      30 Years

      Total Massachusetts

  Texas
    Dallas
    Lewisville                        28-30 Years
    Mesquite                          28-30 Years
    Skillman                          27-30 Years

      Total Texas

Total Shopping Centers


                                ---CONTINUED---

COLUMN A                           COLUMN B                 COLUMN C                   COLUMN D
--------                           --------                 --------                   --------
                                                                                           Costs
                                                     Initial cost to company (1)        capitalized
                                                                      Buildings and      subsequent
Description                        Encumbrances      Land             improvements     to acquisition
-----------                        ------------      ----             ------------     --------------
Warehouse/Industrial
  New Jersey
    East Brunswick                         0                 0            4,772            2,853
    East Hanover                       8,210*              576            7,752            6,952
    Edison                             2,455*              705            2,839            1,235
    Garfield                             715                96            8,068            3,808
                                   ---------         ---------        ---------        ---------
      Total Warehouse/
        Industrial                    11,380             1,377           23,431           14,848
                                   ---------         ---------        ---------        ---------
Other Properties
  New Jersey
    Paramus                              848                 0            8,345            2,227
    Montclair                              0                66              470              330
    Rahway                                 0                 0                0               25
  New York
    825 7th Ave, Manhattan                 0                 0            8,870                0
                                   ---------         ---------        ---------        ---------
      Total Other
      Properties                         848                66           17,685            2,582
                                   ---------         ---------        ---------        ---------
Leasehold Improvements
  and Equipment

TOTAL - DECEMBER 31, 1996          $ 232,197         $  51,918        $ 196,219        $ 140,460
                                   =========         =========        =========        =========

COLUMN A                                            COLUMN E                          COLUMN F         COLUMN G         COLUMN H
--------                                            --------                          --------         --------         --------

                                   Gross amount at which carried at close of period      Accumulated
                                                    Buildings and                        depreciation     Date of         Date
Description                        Land             improvements     Total (2)        and amortization construction (3) acquired
-----------                        ----             ------------     ---------        ------------------------------------------
Warehouse/Industrial
  New Jersey
    East Brunswick                        --            7,625            7,625            3,705             1972        1972
    East Hanover                         691           14,589           15,280            8,336        1963-1967        1963
    Edison                               704            4,075            4,779            1,862             1954        1982
    Garfield                              96           11,876           11,972            8,207             1942        1959
                                   ---------        ---------        ---------        ---------
      Total Warehouse/
        Industrial                     1,491           38,165           39,656           22,110
                                   ---------        ---------        ---------        ---------
Other Properties
  New Jersey
    Paramus                                0           10,572           10,572            2,428             1967        1987
    Montclair                             66              800              866              493             1972        1972
    Rahway                                 0               25               25               23             1972        1972
  New York
    825 7th Ave, Manhattan                 0            8,665            8,665              164             1963        1996
                                   ---------        ---------        ---------        ---------
      Total Other
      Properties                          66           20,062           20,128            3,108
                                   ---------        ---------        ---------        ---------
Leasehold Improvements
  and Equipment                                         9,271            9,271            5,363
                                                    ---------        ---------        ---------
TOTAL - DECEMBER 31, 1996          $  61,278        $ 336,385        $ 397,663        $ 154,016
                                   =========        =========        =========        =========

COLUMN A                                    COLUMN I
--------                                    --------
                                         Life on which
                                      depreciation in latest
                                        income statement
Description                               is computed
-----------                               -----------
Warehouse/Industrial
  New Jersey
    East Brunswick                    19-40 Years
    East Hanover                       5-40 Years
    Edison                            17-25 Years
    Garfield                          17-33 Years

      Total Warehouse/
        Industrial

Other Properties
  New Jersey
    Paramus                           33-40 Years
    Montclair                            15 Years
    Rahway                               14 Years
  New York
    825 7th Ave, Manhattan               39 Years

      Total Other
      Properties

Leasehold Improvements
  and Equipment                        3-20 Years

TOTAL - DECEMBER 31, 1996


         * These encumbrances are cross collateralized under a blanket mortgage in the amount of $227,000,000 at March 31, 1997.

Notes:

         1)Initial cost is cost as of January 30, 1982 (the date on which Vornado commenced real estate operations) unless acquired subsequent to that date - see Column H.

         2)Aggregate cost is approximately the same for federal income tax purposes.

         3)Date of original construction - many properties have had substantial renovation or additional construction - see Column D.

         4)Buildings on these properties were demolished in 1993. As a result, the cost of the buildings and improvements, net of accumulated depreciation, were transferred to land. In addition, the cost of the land in Kearny is net of a $1,615,000 insurance recovery.

                              VORNADO REALTY, L.P.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  VORNADO REALTY, L.P.
                                                  --------------------
                                                      (Registrant)



Date:  June 11, 1997                               /s/ Joseph Macnow
                                                  --------------------
                                                     JOSEPH MACNOW
                                                    Vice President,
                                                Chief Financial Officer

                                EXHIBIT INDEX

  Item No.                       Description
  --------                       -----------

      3.1 -- First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 15, 1997

      4.1 -- Form of Specimen Certificate Evidencing Partnership Interests in Vornado Realty L.P.

     10.1 -- Master Consolidation Agreement, dated March 12, 1997, among Vornado Realty Trust, Vornado/Saddle Brook L.L.C., The Mendik Company, L.P. and various parties defined therein (incorporated by reference to Exhibit 2.1 of Vornado Realty Trust's Current Report on Form 8-K, dated March 12, 1997 (File No. 001-11954), filed on March 26, 1997)

     10.2 -- Credit Agreement, dated as of April 15, 1997, between Vornado Realty L.P., as Borrower, Vornado Realty Trust, as General Partner, and Union Bank of Switzerland (New York Branch), as Bank and Union Bank of Switzerland (New York Branch), as Administrative Agent (incorporated by reference to Exhibit 10.1 of Vornado Realty Trust's Current Report on Form 8-K, dated April 15, 1997 (File No. 001-11954), filed on April 30, 1997)

     10.3 -- Indenture, dated as of November 24, 1993, between Vornado Finance Corp. and Bankers Trust Company, as Trustee (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1993, filed on December 1, 1993)

     10.4 -- Master Agreement and Guaranty, dated as of May 1, 1992, between Vornado, Inc. and Bradlees New Jersey, Inc. (incorporated by reference to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992, filed on May 8, 1992)

     10.5 -- Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of November 24, 1993, made by each of the entities listed therein, as mortgagors to Vornado Finance Corp., as mortgagee (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1993, filed on December 1, 1993)

     10.6 -- Management Agreement, dated July 13, 1992, between Interstate Properties and Vornado, Inc. (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1992, filed on February 16, 1993)

     10.7 -- Management and Development Agreement, dated as of February 6, 1995 (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated February 6, 1995, filed on February 21,
              1995)

     10.8 -- Standstill and Corporate Governance Agreement, dated as of February 6, 1995 (incorporated by reference to Vornado Realty Trust's Current Report on Form 8-K, dated February 6, 1995, filed on February 21, 1995)

     10.9 -- Credit Agreement, dated as of March 15, 1995, between Alexander's, Inc., as borrower, and Vornado Lending Corp., as lender (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 23, 1995)

     10.10 -- Subordination and Intercreditor Agreement, dated as of March 15, 1995, among Vornado Lending Corp., Vornado Realty Trust and First Fidelity Bank, National Association (incorporated by reference to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 23, 1995)

     11    -- Statement Re Computation of Per Share Earnings

     12    -- Consolidated Ratio of Earnings to Fixed Charges and Combined
              Fixed Charges and Preferred Share Dividend Requirements

     21    -- Subsidiaries of the Registrant

     27    -- Financial Data Schedule

     99.1 -- Item 8. Financial Statements and Supplementary Data, pages 24 through 42 of Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1996

     99.2 -- Item 1. Financial Statements, pages 3 through 9 of Vornado Realty Trust's Quarterly Report on Form 10-Q for the period ended March 31, 1997

     99.3 -- Annexes A through E, Financial Statements and Pro Forma Financial Statements, pages 17 through 90 of Vornado Realty Trust's

                                EXHIBIT INDEX


    Item No.                     Description
    --------                     -----------

                  Current Report on Form 8-K, dated March 12, 1997, as filed with the Securities and Exchange Commission on March 26, 1997

      99.4  --    Annex F, Financial Statements, pages 5 through 15 of Vornado
                  Realty Trust's Amendment No. 1 to Current Report on Form
                  8-K/A, dated March 12, 1997, as filed with the Securities and Exchange Commission on April 1, 1997.

      99.5  --    Pages 3 through 4 and 10 through 22 of Vornado Realty Trust's
                  Proxy Statement and Notice of Annual Meeting of Shareholders held on May 28, 1997

      99.6  --    Item 8. Financial Statements and Supplementary Data, pages 21 through 38 of Alexander's, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996